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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE NEW YORK TIMES COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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The New York Times
Company

Notice of 2008
Annual Meeting and
Proxy Statement

620 Eighth Avenue New York, NY 10018
tel 212-556-1234

Invitation to 2008 Annual Meeting of Stockholders

DATE: Tuesday, April 22, 2008
TIME: 10:00 a.m.
PLACE: TheTimesCenter
242 West 41st Street, New York, NY 10018

March    , 2008

Dear Fellow Stockholder:

Please join me at our Annual Meeting on April 22, 2008, where we will ask you to vote on the election of our Board of Directors and the ratification of the selection of our auditors. This year, we are pleased to hold our meeting in TheTimesCenter in our new headquarters building, which opened last year.

We are delighted to add two exceptional new nominees for election by our stockholders this year, Robert Denham and Dawn Lepore. Each of the nominees brings a stellar background to our board. Mr. Denham is a partner in the law firm of Munger, Tolles & Olson LLP, having previously served as Managing Partner, and from 1992-1998 he served as the Chairman and CEO of Salomon Inc, where he brought great discipline, integrity and credibility to his role as that investment firm was rebuilding. Ms. Lepore serves as the Chairman, President and CEO of drugstore.com, inc., a public company that is an online source for more than 30,000 health, beauty and wellness products. She is highly respected with deep experience in the digital world and relationships in both Silicon Valley and the Seattle technology community. The skills, expertise and leadership qualities of these two nominees will greatly benefit our Company.

Two of our directors will not be standing for re-election at this year's Annual Meeting. We will be bidding good-bye to Brenda Barnes and James Kilts, who have served since 1998 and 2005, respectively. They have both provided invaluable advice while serving on our Compensation, Finance, Audit and Nominating & Governance Committees. We are immensely grateful for Ms. Barnes's and Mr. Kilts's many contributions to the success of the Company and we wish them both well.

Please note that Harbinger Capital Partners NY, LLC and certain of its affiliates have notified us that they intend to solicit proxies for and nominate at our Annual Meeting their own slate of four nominees for election as directors, in opposition to four of the nominees we have selected. Our Board of Directors unanimously recommends a vote for the election of each of our Board's nominees on the enclosed WHITE proxy card and urges you not to sign or return any proxy card that you may receive from Harbinger.

In addition to the formal items of business at our Annual Meeting, my colleagues and I will review the major Company developments over the past year and share with you our plans for the future. You will have an opportunity to ask questions and express your views to the senior management of The New York Times Company. Members of the Board of Directors will also be present.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. You can vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed WHITE proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Please vote as soon as possible.

I hope to see you on April 22nd.

ARTHUR SULZBERGER, JR.
Chairman of the Board

620 Eighth Avenue New York, NY 10018
tel 212-556-1234

Notice of Annual Meeting of Stockholders
To be held April 22, 2008

To the Holders of Class A and Class B
Common Stock of The New York Times Company:

The Annual Meeting of Stockholders of The New York Times Company will be held at 10:00 a.m., local time, on Tuesday, April 22, 2008, at TheTimesCenter, 242 West 41st Street, New York, NY 10018, for the following purposes:

  1.
  To elect a Board of 13 members;

  2.
  To consider and act upon a proposal to ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 28, 2008; and

  3.
  To transact such other business as may properly come before the meeting.

Holders of the Class A and Class B common stock as of the close of business on February 22, 2008, are entitled to notice of and to attend this meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of four of the 13 directors. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposal to ratify the selection of Ernst & Young LLP as auditors for the 2008 fiscal year. Class B stockholders are entitled to vote for the election of nine of the 13 directors and on all other matters presented to the meeting.

Whether or not you plan to attend the meeting in person, please vote as promptly as possible by telephone, on the internet or by completing and returning the enclosed WHITE proxy card. This is important for the purpose of ensuring a quorum at the meeting.

Harbinger Capital Partners NY, LLC and certain of its affiliates ("Harbinger") have notified us that they intend to solicit proxies for and nominate at our Annual Meeting their own slate of four nominees for election as directors, in opposition to four of the nominees we have selected. Our Board of Directors unanimously recommends a vote for the election of each of our Board's nominees on the enclosed WHITE proxy card. Even if you have previously signed a proxy card sent by Harbinger, you have every right to change your vote by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. We urge you to disregard any proxy card that you may receive from or on behalf of Harbinger.

New York, NY
March    , 2008

By Order of the Board of Directors

RHONDA L. BRAUER
Secretary & Corporate Governance Officer

The New York Times Company
Proxy Statement
Annual Meeting of Stockholders to be Held on April 22, 2008

Voting On Matters Before The Annual Meeting

Q:
 What am I voting on?

A:
There are two items that stockholders are asked to vote on at the 2008 Annual Meeting:

•
Proposal 1: Election of the Board of Directors.

•
Proposal 2: Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 28, 2008.

Q:
Who is entitled to vote?

A:
The New York Times Company has two classes of outstanding voting securities: Class A common stock and Class B common stock. Stockholders of record of Class A or Class B stock as of the close of business on February 22, 2008, may vote at the 2008 Annual Meeting. As of February 22, 2008, there were                  shares of Class A stock and                  shares of Class B stock outstanding. Each share of stock is entitled to one vote.

•
Proposal 1: Class A stockholders vote for the election of four of the 13 directors. Class B stockholders vote for the election of nine of the 13 directors.

•
Proposal 2: Class A and B stockholders, voting together as a single class, vote on this proposal.

Q:
How do I cast my vote?

•
If you are a registered stockholder (also called a "stockholder of record"):

A:
If you hold stock as a registered stockholder, vote by completing, signing, dating and returning the enclosed WHITE proxy card. You also can vote in person at the Annual Meeting or you can vote by telephone or on the Internet. See "Voting Methods" on page 3 for more details.

  Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on April 21, 2008.

  If you submit a WHITE proxy card without giving instructions, your shares will be voted as recommended by the Board of Directors.

  •
  If you hold shares through a brokerage account (also called a "street name" holder):

A:
If your stock is held through a broker or bank, you will receive voting instructions from your bank or broker describing how to vote your stock. The availability of telephone or Internet voting will depend upon the bank's or broker's voting processes.

  We will engage an independent inspector of election to tabulate stockholder votes at the Annual Meeting.

Q:
What is the difference between being a "stockholder of record" and a "street name" holder?

A:
If your shares are registered directly in your name with the Company's transfer agent, you are considered, with respect to those shares, the "stockholder of record." The proxy statement and WHITE proxy card have been made available directly to stockholders of record by the Company.

  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name (also called a "street name" holder). The proxy materials should be forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial holder, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the annual meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares.

Q:
How does the Board of Directors recommend voting?

A:
The Board of Directors recommends voting:

•
FOR each nominee to the Board of Directors; and

  The Audit Committee of the Board recommends voting:

  •
  FOR ratification of Ernst & Young LLP as auditors.

Q:
What vote is required to approve each proposal?

•
Proposal 1: A plurality of the votes cast is required for the election of directors. This means that in the case of the election of four of the directors by Class A stockholders, the four nominees for director who receive the most votes by the Class A stockholders will be elected. With respect to the election of nine of the directors by the Class B stockholders, the nine nominees for director who receive the most votes by the Class B stockholders will be elected. As a result, abstentions, "withheld" votes and broker non-votes will have no effect on the election of directors.

•
Proposal 2: To approve this proposal, the affirmative vote of the holders of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, voting together as one class, is required. As a result, abstentions, "withheld" votes and broker non-votes, will have the same effect as a vote against this proposal.

Q:
How will my stock be voted on other business brought up at the Annual Meeting?

A:
By submitting your WHITE proxy card, you authorize the persons named on the WHITE proxy card to use their discretion in voting on any other matter brought before the Annual Meeting. The New York Times Company does not know of any other business to be considered at the Annual Meeting.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. You can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by telephone, mail or the Internet or by voting by ballot at the meeting.

Q:
Will abstentions or broker non-votes affect the voting results?

A:
Abstentions or withheld votes will have no effect on Proposal 1; abstentions will have the same effect as negative votes on Proposal 2.

  If a broker which is the record holder of shares indicates on a proxy form that it does not have discretionary authority to vote those shares on a Proposal, or if shares are voted in other circumstances in which proxy authority is defective or has been withheld on such Proposal, those non-voted shares ("broker non-votes") will be counted as present for quorum purposes but as not voting on the Proposal. This will have no effect on Proposal 1 and will have the same effect as a negative vote on Proposal 2.

Q:
What is the date of distribution of this Proxy Statement and the proxies solicited hereby?

A:
We are sending this Proxy Statement and the accompanying WHITE proxy card to our stockholders beginning on or about March     , 2008.

Q:
What should I do if I receive a proxy card from Harbinger?

A:
Harbinger may solicit proxies. THE BOARD RECOMMENDS THAT YOU DO NOT SIGN OR RETURN ANY PROXY CARD FURNISHED BY HARBINGER. Even a vote against Harbinger's nominees on their card will cancel any previous proxy given to the Company. If you have already sent a proxy card to Harbinger, you may revoke it and provide your support to the Board's four nominees by signing, dating and returning the enclosed WHITE proxy card. Only your latest dated proxy will count.

Q:
Who pays for the solicitation of proxies and how are they solicited?

A:
We will bear our costs of the solicitation of these proxies. These costs will include the cost of preparing, printing, and mailing this Proxy Statement and any other information we send to stockholders. In addition, we will request banks, brokers and other custodians to forward our proxy materials to the beneficial owners of our common stock and obtain their voting instructions, and we will reimburse those firms for their reasonable expenses in accordance with applicable rules. We have engaged Georgeson Inc. and MacKenzie Partners, Inc. to assist in soliciting proxies, and we expect to pay these firms an aggregate amount not to exceed $                , plus out-of-pocket expenses. Expenses related to the solicitation of stockholders in excess of those normally spent for an annual meeting, and excluding the costs of the salaries and wages of our regular employees and officers, are currently expected to be approximately $                , of which approximately $                has been spent to date.

  In addition, directors, officers or other regular employees of the Company may solicit proxies in person or by mail, telephone, e-mail or other electronic means. We will not pay directors, officers or other regular employees any additional compensation for their proxy solicitation efforts. Appendix II sets forth certain information relating to our directors and certain officers and employees of the Company who may be deemed to be "participants" in the Board's solicitation of proxies in connection with the Annual Meeting under the applicable rules of the SEC.

Q:
Who should I call if I have any questions?

A:
If you have any questions, or need assistance voting, please contact our proxy solicitor, Georgeson Inc.:

  Stockholders Call Toll Free: (877) 868-4997
  Banks and Brokers Call Collect: (212) 440-9800

Voting Methods

We have been advised by our legal counsel that the procedures that have been put in place are consistent with the requirements of applicable state law. Please remember that if your stock is held through a broker or bank, you will receive voting instructions from your bank or broker describing the available processes for voting your stock.

Voting in Person at the Annual Meeting

All registered stockholders may attend the Annual Meeting to be held at 10:00 a.m. on Tuesday, April 22, 2008, at TheTimesCenter, 242 West 41st Street, New York, NY 10018.

Please note that even if you hold your stock in street name, you can still vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker. Please contact your bank or broker for information.

Internet Voting (Available 24 hours a day)
All registered stockholders may go to the Web site address:

http://proxy.georgeson.com for Class A stockholders and Class B stockholders.
Enter the Company number and control number shown on your proxy card and follow the instructions on your screen.

If you are a street name holder, you may vote over the Internet if your bank or broker makes that method available to you by enclosing instructions with the proxy statement that your bank or broker sends to you.

Telephone Voting (Available 24 hours a day) All registered stockholders may call: • (800) 732-6167 for Class A stockholders • (800) 433-2279 for Class B stockholders

Follow the voice prompts.

If you are a street name holder, you may vote by telephone if your bank or broker makes that method available to you by enclosing instructions with the proxy statement that your bank or broker sends to you.

Proxy Card Voting by Mail

If you are a registered stockholder:

•    Mark your selections on the WHITE proxy card.

•    Date and sign your name as it appears on the WHITE proxy card.

•    Mail the completed WHITE proxy card in the return envelope provided.

 Note: If you voted by telephone or the Internet, do not return your proxy card by mail.

 If you are a street name holder, you can vote by mailing your completed vote instruction form that you receive from your bank or broker.

If you have any questions, or need assistance voting, changing your vote or revoking a previously granted proxy, please contact Georgeson Inc.:

Stockholders Call Toll Free: (877) 868-4997 Banks and Brokers Call Collect: (212) 440-9800

Where To Find More Information On The New York Times Company

Documents Filed with the Securities and Exchange Commission ("SEC")

•
This Proxy Statement is accompanied by the Company's 2007 Annual Report, which includes the Company's Form 10-K for the fiscal year ended December 30, 2007, that we have previously filed with the SEC and that includes audited financial statements.

•
You can obtain any of the documents that we file with the SEC (including an additional copy of our 2007 Annual Report on Form 10-K) by contacting us or the SEC (see below for information on contacting the SEC). To obtain documents from us, please direct requests in writing or by telephone to:

The New York Times Company
620 Eighth Avenue
New York, NY 10018
Phone: (212) 556-1234
Attention: Corporate Secretary

We will send you the requested documents without charge, excluding exhibits.

•
If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Annual Meeting, please do so by April 5, 2008, so that you will receive them before the Annual Meeting.

Additional Information

There are a number of other sources for additional information on The New York Times Company:

•
The Securities and Exchange Commission. We file reports, proxy statements and other information with the SEC, much of which can be accessed through the SEC's Web site (http://www.sec.gov) or can be reviewed and copied at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call (800) 732-0330 for further information on the Public Reference Room.

•
The New York Stock Exchange. As the Class A stock of The New York Times Company is listed on the New York Stock Exchange, reports and other information on the Company can be reviewed at the office of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

•
The New York Times Company Web site. Our Web site at http://www.nytco.com provides ongoing information about the Company and its performance, including documents filed with the SEC. In addition, printable versions of the following materials can be found on the Corporate Governance section of our Web site at
http://www.nytco.com/corp-governance.html:

    —Corporate Governance Principles

    —Board Committee Charters:

      •
      Audit Committee

      •
      Compensation Committee

      •
      Nominating & Governance Committee

      •
      Finance Committee

      •
      Foundation Committee

    —Code of Ethics for the Chairman, Chief Executive Officer, Vice Chairman and Senior Financial Officers

    —Code of Ethics for Directors

    —Business Ethics Policy

    —Policy on Transactions with Related Persons

  Copies of the foregoing are available in print at no charge to any stockholder. To obtain documents from us, please direct requests in writing or by telephone to:

  The New York Times Company
  620 Eighth Avenue
  New York, NY 10018
  Phone: (212) 556-1234
  Attention: Corporate Secretary

Please note that information contained on our Web site does not constitute part of this Proxy Statement.

IMPORTANT NOTE:

This Proxy Statement is dated March     , 2008. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

General Information

The 1997 Trust

Since the purchase of The New York Times newspaper by Adolph S. Ochs in 1896, control of The New York Times and related properties has rested with his family. Family members have taken an active role in the stewardship and management of The New York Times Company. The title of Publisher of The New York Times has been held by various family members, from Adolph S. Ochs to the current Publisher, Arthur Sulzberger, Jr., who also serves as the current Chairman of the Board.

In February 1990, on the death of Adolph S. Ochs's daughter, Iphigene Ochs Sulzberger ("Mrs. Sulzberger"), control passed to her four children through the automatic termination of a trust established by Mr. Ochs. That trust held 83.7% of the Class B stock of the Company, which is not publicly traded and the holders of which have the right to elect approximately 70% of the Board of Directors. Mrs. Sulzberger's four children are: Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger and Arthur Ochs Sulzberger (the "grantors").

In 1997, the grantors executed an indenture (the "Trust Indenture") creating a trust (the "1997 Trust") for the benefit of each of the grantors and his or her family. The grantors transferred to the 1997 Trust all shares of Class B stock previously held by the trust established by Adolph S. Ochs, together with a number of shares of Class A stock. The 1997 Trust currently holds 738,810 shares of Class B stock and 1,400,000 shares of Class A stock. The primary objective of the 1997 Trust is to maintain the editorial independence and the integrity of The New York Times and to continue it as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare ("the primary objective of the 1997 Trust").

The current trustees of the 1997 Trust are Daniel H. Cohen, James M. Cohen, Lynn G. Dolnick, Susan W. Dryfoos, Michael Golden, Carolyn Greenspon, Eric M. A. Lax and Arthur Sulzberger, Jr. (the "Trustees").

The 1997 Trust will continue in existence until the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on December 14, 2000. The Trust Indenture is subject to the terms and provisions of a 1986 shareholders agreement (the "Shareholders Agreement") among the grantors, their children and the Company, which restricts the transfer of Class B stock that is held by the trust by requiring, prior to any sale or transfer, the offering of those shares among the other family stockholders and then to the Company at the Class A stock market price then prevailing (or if the Company is the purchaser, at the option of the selling stockholder, in exchange for Class A stock on a share-for-share basis). The Shareholders Agreement provides for the conversion of such shares into Class A stock if the purchase rights are not exercised by the family stockholders or the Company and such shares of Class A stock are to be transferred to a person or persons other than family stockholders or the Company. There are certain exceptions for gifts and other transfers within the family of Adolph S. Ochs provided that the recipients become parties to the Shareholders Agreement.

In addition, the Shareholders Agreement provides that if the Company is a party to a merger (other than a merger solely to change the Company's jurisdiction of incorporation), consolidation or plan of liquidation in which such Class B stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing stockholder will convert his or her shares of such Class B stock into Class A stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A stock would receive in such a transaction. Except for the foregoing, each signing stockholder has agreed not to convert any shares of such Class B stock received from a trust created under the will of Adolph S. Ochs into Class A stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on August 5, 1986.

The Trustees, subject to the limited exceptions described below, are directed to retain the Class B stock held in the 1997 Trust and not to sell, distribute or convert such shares into Class A stock and to vote such Class B stock against any merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the Trustees, unless they determine that the primary objective of the 1997 Trust can be achieved better by the sale, distribution or conversion of such stock or by the implementation of such transaction. If upon such determination any Class B stock is distributed to the beneficiaries of the 1997 Trust, it must be distributed only to descendants of Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement (if it is still in effect). Similarly, any sale by the 1997 Trust of Class B stock upon such determination can be made only in compliance with the Shareholders Agreement.

The Trustees are granted various powers and rights, including among others: (i) to vote all of the shares of Class A and Class B stock held by the 1997 Trust; (ii) to nominate the successor trustees who may also serve on the Company's Board of Directors; and (iii) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B stock or the manner in which such shares may be distributed, sold or converted. The Trustees act by the affirmative vote of six of the eight Trustees. Generally, a Trustee may be removed by the agreement of six of the remaining seven Trustees. In general, four of the trustees will be appointed by all eight trustees; the remaining four trustees will be elected by the beneficiaries of the 1997 Trust.

Upon the termination of the 1997 Trust at the end of the stated term thereof, the shares of Class A and Class B stock held by such trust will be distributed to the descendants of Mrs. Sulzberger then living.

The Trustees also control, through a limited liability company, an additional 4,300,197 shares of Class A stock that are held in various family limited partnerships.

We have been informed by representatives of the Ochs-Sulzberger family that the aggregate holdings of the 1997 Trust and the descendants of Mrs. Sulzberger represent approximately 19% of the Company's total equity (i.e., Class A and Class B common stock of the Company).

Principal Holders of Common Stock

The following table sets forth the only persons who, to the knowledge of management, own more than 5% of the outstanding shares of either Class A or Class B stock:

	Shares (%)
Name and Address	Class A		Class B

1997 Trust[1,2] 230 West 41st Street New York, NY 10018	6,439,007	(4.5%)	738,810	(89.5%)
Daniel H. Cohen[1,2,3] 620 Eighth Avenue New York, NY 10018	6,739,980	(4.7%)	740,430	(89.7%)
James M. Cohen[1,2,4] 620 Eighth Avenue New York, NY 10018	6,798,214	(4.7%)	740,430	(89.7%)
Lynn G. Dolnick[1,2,5] 620 Eighth Avenue New York, NY 10018	6,730,701	(4.7%)	739,928	(89.6%)
Susan W. Dryfoos[1,2,6] 620 Eighth Avenue New York, NY 10018	7,021,665	(4.9%)	739,770	(89.6%)
Carolyn Greenspon1,[2,7] 620 Eighth Avenue New York, NY 10018	6,459,086	(4.5%)	739,170	(89.5%)
Michael Golden[1,2,8] 620 Eighth Avenue New York, NY 10018	7,066,120	(4.9%)	739,930	(89.6%)
Eric M. A. Lax[1,2,9] 620 Eighth Avenue New York, NY 10018	6,464,293	(4.5%)	738,810	(89.5%)
Arthur Sulzberger, Jr.[1,2,10] 620 Eighth Avenue New York, NY 10018	7,645,080	(5.3%)	739,770	(89.6%)
T. Rowe Price Associates, Inc.[11] 100 E. Pratt Street Baltimore, MD 21202	18,102,009	(12.6%)
Harbinger[12] One Riverchase Parkway South Birmingham, Alabama 35244	16,899,200	(11.8%)
Barclays Global Investors, NA.[13] 45 Freemont Street San Francisco, CA 94105	8,299,535	(5.8%)

1.
Each of the Trustees shares voting and investment power with respect to the shares owned by the 1997 Trust. Thus, under SEC regulations, each may be deemed a beneficial owner of the shares held by the 1997 Trust. Such shares are therefore included in the amounts listed in this table for each of them. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. By virtue of their being co-trustees of the 1997 Trust, the Trustees could be deemed to comprise a "group" within the meaning of SEC regulations. Such group is the beneficial owner in the aggregate of 9,377,760 Class A stock, representing approximately 6.5% of the outstanding shares of Class A stock, which shares include 746,568 shares issuable upon the conversion of 746,568 shares of Class B stock, 1,166,502 shares of Class A stock which could be acquired within 60 days upon the exercise of options and 55,275 restricted shares and restricted stock units of Class A stock, in each case, granted under the Company's 1991 Executive Stock Incentive Plan (the "NYT Stock Plan"), or its Non-Employee Directors' Stock Option Plan or Non-Employee Directors' Stock Incentive Plan (together, the "Directors' Plans"). In addition, we have been informed by representatives of the Ochs-Sulzberger family that the aggregate holdings of the 1997 Trust and the descendants of Mrs. Sulzberger represent approximately 19% of the Company's total equity (i.e., Class A and Class B common stock of the Company).

(Footnotes continue on following page)

  (Footnotes continued from preceding page)

2.
Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the table of Class A stock ownership, it has been assumed that each person listed therein as holding Class B stock has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the 1997 Trust and by the Trustees have been included in the calculation of the total amount of Class A stock owned by each such person as well as in the calculation of the total amount of Class B stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

3.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Daniel H. Cohen include (a) 7,310 shares of Class A stock held jointly with his wife, 1,710 shares of Class A stock held solely and 1,620 shares of Class B stock held solely, (b) 236,915 shares of Class A stock beneficially owned by a limited liability company of which Mr. Cohen and his brother, James M. Cohen are members, (c) 4,000 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the Directors' Plans (d) 530 shares of Class A stock held by a trust of which Mr. Cohen is a trustee, (e) 230 shares of Class A stock held by a trust for an unrelated individual of which Mr. Cohen is sole trustee, (f) 11,000 shares of Class A stock held by a trust created by Mr. Cohen for the benefit of his wife and children of which Mr. Cohen is a co-trustee and (g) 37,657 shares of Class A stock held by a charitable trust of which Mr. Cohen is a co-trustee. Mr. Cohen disclaims beneficial ownership of all shares held by the trusts described in (d), (e), (f) and (g) above. The holdings of Class A stock reported for Mr. Cohen exclude 11,000 shares of Class A stock held by a trust of which his wife is a co-trustee, the beneficiaries of which are Mr. Cohen and his children.

4.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for James M. Cohen include (a) 69,319 shares of Class A stock and 1,620 shares of Class B stock held solely, (b) 236,915 shares of Class A stock beneficially owned by a limited liability company of which Mr. Cohen and his brother, Daniel H. Cohen are members, (c) 37,657 shares of Class A stock held by a charitable trust of which Mr. Cohen is a co-trustee and (d) 13,696 shares of Class A stock held by trusts created by Mr. Cohen for the benefit of his sons each of which Mr. Cohen is a sole trustee. The holdings of Class A stock reported for Mr. Cohen exclude 785 shares of Class A stock held by his wife. Mr. Cohen disclaims beneficial ownership of these shares as well as all shares held by the trusts described in (c) and (d) above.

5.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Dolnick include (a) 10,300 shares of Class A stock and 1,118 shares of Class B stock held jointly with her husband, (b) 237,415 shares of Class A stock beneficially owned by a limited liability company of which Ms. Dolnick and her siblings, including Michael Golden, are members, (c) 12,000 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the Directors' Plans and (d) 30,861 shares of Class A stock held by two trusts of which Ms. Dolnick is the sole trustee. These trusts were created by Ms. Dolnick's brother, Michael Golden, for the benefit of his daughters. Ms. Dolnick disclaims beneficial ownership of these shares. The holdings of Class A stock reported for Ms. Dolnick exclude 30,685 shares of Class A stock held by trusts of which Ms. Dolnick's husband is the sole trustee and the beneficiaries of which are their children. In addition, 3,758 Class A stock units have been credited to Ms. Dolnick's account under the Company's Non-Employee Directors Deferral Plan.

6.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Dryfoos include (a) 305,972 shares of Class A stock and 960 shares of Class B stock held solely, (b) 6,911 shares of Class A stock held by a trust of which Ms. Dryfoos is co-trustee, (c) 11,500 shares of Class A stock held by a charitable trust of which Ms. Dryfoos and her siblings are trustees, (d) 236,315 shares of Class A stock beneficially owned by a limited liability company of which Ms. Dryfoos and her siblings are members and (e) 21,000 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan. Ms. Dryfoos disclaims beneficial ownership of all of the shares described in (b) and (c) above.

7.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Greenspon include (a) 3,875 shares of Class A stock and 360 shares of Class B stock held solely and (b) 15,844 shares of Class A stock held by two trusts of which Ms. Greenspon is co-trustee. Ms. Greenspon disclaims beneficial ownership of all of the shares described in (b) above.

8.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Michael Golden include (a) 9,476 shares of Class A stock and 1,120 shares of Class B stock held solely and 30,514 shares of Class A stock held jointly with his wife, (b) 237,415 shares of Class A stock beneficially owned by a limited liability company of which Michael Golden and his siblings, including Ms. Dolnick, are members, (c) 320,252 shares which could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan, (d) 8,561 shares of Class A stock held by a trust created by Ms. Dolnick for the benefit of her children of which Mr. Golden is trustee and (e) 19,775 restricted shares and restricted stock units of Class A stock granted under the NYT Stock Plan. The holdings of Class A stock reported for Michael Golden exclude (a) 700 shares of Class A stock owned by his wife and (b) 180,000 stock options under the NYT Stock Plan which were transferred to his wife. Mr. Golden disclaims beneficial ownership of all of the shares described in (d) above.

9.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Lax include 24,086 shares of Class A stock held jointly with his wife and 1,200 shares of Class A stock held by Mr. Lax as trustee of two trusts held for his children. The holdings of Class A stock reported for Mr. Lax exclude (a) 24,696 shares of Class A stock and 960 shares of Class B stock owned by his wife, (b) 28,953 shares of Class A stock held for the benefit of his children by his wife as custodian, (c) 238,165 shares of Class A stock beneficially owned by a limited liability company of which Mr. Lax's wife and her siblings, including Mr. Sulzberger, Jr., are members and (d) 450 shares of Class A stock held by a charitable trust of which Mr. Lax's wife and her siblings, including Mr. Sulzberger, Jr., are trustees. Mr. Lax disclaims beneficial ownership of all shares described in (a), (b), (c) and (d) above.

(Footnotes continue on following page)

  (Footnotes continued from preceding page)

10.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Sulzberger, Jr. include (a) 66,492 shares of Class A stock and 960 shares of Class B stock held solely and 8,996 shares of Class A stock held jointly with his wife, (b) 238,165 shares of Class A stock beneficially owned by a limited liability company of which Mr. Sulzberger, Jr. and his siblings, including Mr. Lax's wife, are members, (c) 46,260 shares of Class A stock held by trusts of which Mr. Sulzberger, Jr. is a co-trustee, which were created by certain of Mr. Sulzberger, Jr.'s cousins for the benefit of the latter and/or their children and of which Mr. Sulzberger, Jr. disclaims beneficial ownership of which 450 shares of Class A stock are held by a charitable trust of which Mr. Sulzberger, Jr. and his siblings, including Mr. Lax's wife, are trustees and of which Mr. Sulzberger, Jr. disclaims beneficial ownership, (d) 809,250 shares which could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan and (e) 35,500 restricted shares and restricted stock units of Class A stock granted under the NYT Stock Plan. The holdings of Class A stock reported for Mr. Sulzberger, Jr. exclude (a) 25,920 shares of Class A stock held by trusts of which Mr. Sulzberger, Jr.'s wife is a co-trustee and the beneficiaries of which are their children and (b) 150,000 stock options under the NYT Stock Plan which were transferred to his wife.

11.
According to information contained in filings with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of December 31, 2007, T. Rowe Price Associates, Inc. ("T. Rowe Price") beneficially owned 18,102,009 shares of Class A stock. According to the filing by T. Rowe Price, the reported shares are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The filing also states that, to the best of the holder's knowledge, the shares were acquired in the ordinary course of such holder's business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company.

12.
According to information contained in filings with the SEC pursuant to the Exchange Act, as of February 15, 2008, Harbinger beneficially owned 16,899,200 shares of Class A stock. According to the filings, the Harbinger shares are held by a group consisting of: Harbinger Capital Partners Master Fund I, Ltd. (the "Master Fund"), Harbinger Capital Partners Offshore Manager, L.L.C. ("Harbinger Manager"), the investment manager of the Master Fund, HMC Investors, L.L.C., its managing member ("HMC Investors"), Harbinger Capital Partners Special Situations Fund, L.P. (the "Special Fund"), Harbinger Capital Partners Special Situations GP, LLC, the general partner of the Special Fund ("HCPSS"), HMC—New York, Inc., the managing member of HCPSS ("HMCNY"), Harbert Management Corporation ("HMC"), the managing member of HMC Investors and the parent of HMCNY, Philip Falcone, a member of HMC and the portfolio manager of the Master Fund and the Special Fund, Raymond J. Harbert, a shareholder of HMC, Michael D. Luce, a shareholder of HMC, Harbinger Capital Partners NY, LLC ("Harbinger NY"), an investment fund, Firebrand Investments, LLC ("Firebrand"), an investment fund and a holder of membership interests in Harbinger NY, and Scott Galloway, the sole member and manager of Firebrand.

13.
According to information contained in a filing with the SEC pursuant to the Exchange Act, as of December 31, 2007, Barclays Global Investors, NA. ("Barclays") beneficially owned 8,299,535 shares of Class A stock. According to the filing by Barclays, the reported shares are held by Barclays in trust accounts for the economic benefit of the beneficiaries of those accounts. The filing also states that, to the best of the holder's knowledge, the shares were acquired in the ordinary course of such holder's business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company.

Security Ownership of Management and Directors

The following table shows the beneficial ownership, reported to the Company as of February 21, 2008, of Class A and Class B stock, including shares as to which a right to acquire ownership exists (by the exercise of stock options or the conversion of Class B stock into Class A stock) within the meaning of Rule 13d-3(d)(1) under the Exchange Act of each Director and nominee named in this Proxy Statement, the chief executive officer, the chief financial officer and the three other most highly compensated executive officers of the Company during 2007 and all Directors and executive officers of the Company, as a group. A portion of the shares reported below are held by the 1997 Trust, whose Trustees share voting and, in some cases, investment power with respect thereto. See "The 1997 Trust." The table also shows the amount of Class A stock units credited to the account of non-employee Directors under the Company's Non-Employee Directors Deferral Plan. Distribution in cash is made subsequent to retirement.

	Class A Stock	Percent of Outstanding Class A Stock	Class A Stock Units	Class B Stock	Percent of Outstanding Class B Stock

P. Steven Ainsley[1] Publisher, The Boston Globe	208,557			0
Brenda C. Barnes[2] Director	46,950		3,758	0
Raul E. Cesan[2] Director	61,000		19,187	0
Daniel H. Cohen3,[4] Director	6,739,980	(4.7%)	1,467	740,430	(89.7%)
Robert E. Denham Nominee for Director	15,000		0	0
Lynn G. Dolnick[3,4] Director	6,730,701	(4.7%)	3,758	739,928	(89.6%)
James M. Follo[1] Chief Financial Officer	29,000			0
Michael Golden[3,4] Vice Chairman and Director	7,066,120	(4.9%)	0	739,930	(89.6%)
William E. Kennard[2] Director	25,200		15,169	0
James M. Kilts[2] Director	11,400		2,861	0
Dawn G. Lepore Nominee for Director	0		0	0
David E. Liddle[2] Director	34,600		3,758	0
Ellen R. Marram[2] Director	44,000		14,822	0
Thomas Middelhoff[2] Director	18,709		3,758	0
Janet L. Robinson[1] President, Chief Executive Officer and Director	764,128			0
Arthur Sulzberger, Jr.[3,4] Chairman of the Board, Publisher, The New York Times and Director	7,645,080	(5.3%)		739,770	(89.6%)
Doreen A. Toben[2] Director	16,500		11,181	0
All Directors and Executive Officers[3] (15 individuals)	10,681,624	(7.3%)	79,919	743,628	(90.0%)

(Footnotes appear on following page)

Note: Each individual Director and executive officer has beneficial ownership of less than 1%, other than in those instances noted.

1.
The amounts reported include shares of Class A stock which could be acquired within 60 days upon the exercise of stock options under the NYT Stock Plan, as follows: Mr. Ainsley: 189,946 shares; Mr. Follo: 13,500 shares; and Ms. Robinson: 610,000 shares. Also, the amounts reported include restricted shares and restricted stock units of Class A stock granted under the NYT Stock Plan as follows: Mr. Ainsley: 16,944 shares; Mr. Follo: 5,500 shares and Ms. Robinson: 124,250 shares.

2.
The amounts reported include shares of Class A stock which could be acquired within 60 days upon the exercise of stock options under the Directors' Plans, as follows: Ms. Barnes: 40,000; Mr. Cesan: 36,000; Mr. Kennard: 23,000; Mr. Kilts: 8,000; Dr. Liddle: 32,000; Ms. Marram: 40,000; Dr. Middelhoff: 16,000; and Ms. Toben: 16,000.

3.
Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the presentation of ownership of Class A stock in this table, it has been assumed that each Director and executive officer has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the Directors and executive officers, including shares held by the 1997 Trust, have been included in the calculation of the total amount of Class A stock owned by such persons as well as in the calculation of the total amount of Class B stock owned by such persons. As a result of this presentation, there are duplications in the number of shares and percentages shown in this table.

4.
See "Principal Holders of Common Stock" and "The 1997 Trust" for a discussion of this person's holdings.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company's Directors and executive officers and the beneficial holders of more than 10% of the Class A stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports, the Company believes that all such filing requirements were met during 2007.

Proposal Number 1—
Election of Directors

Thirteen Directors will be elected to the Board of The New York Times Company at the 2008 Annual Meeting. Nominees proposed for election as Directors are listed below. Directors will hold office until the next Annual Meeting and until their successors are elected and qualified. Each of the nominees, except for Mr. Denham and Ms. Lepore, is now a member of the Board of Directors and was elected at the 2007 Annual Meeting for which proxies were solicited.

The Certificate of Incorporation of the Company provides that Class A stockholders have the right to elect 30% of the Board of Directors (or the nearest larger whole number). Accordingly, Class A stockholders will elect four of the 13 Directors; Class B stockholders will elect nine. Directors are elected by a plurality of the votes cast. Although approximately 30% of the Directors are elected by the holders of the Company's Class A common stock and the remaining Directors by the holders of the Company's Class B common stock, once elected, our Directors have no ongoing status as "Class A" or "Class B" Directors and have the same duties and responsibilities to all stockholders. Our Board serves as one Board with fiduciary responsibilities to all stockholders of the Company.

Class A Nominees (4)	Class B Nominees (9)

Robert E. Denham	Raul E. Cesan
William E. Kennard	Daniel H. Cohen
Thomas Middelhoff	Lynn G. Dolnick
Doreen A. Toben	Michael Golden
Dawn G. Lepore
David E. Liddle
Ellen R. Marram
Janet L. Robinson
Arthur Sulzberger, Jr.

If any of the nominees become unavailable for election, all uninstructed proxies will be voted for such other person or persons designated by the Board. The Board has no reason to anticipate that this will occur.

The enclosed WHITE proxy card will be used to vote for the election of the nominees named above unless you withhold the authority to do so when you send in your proxy. Each person nominated for election has consented to being named in this Proxy Statement and has agreed to serve if elected.

Harbinger has notified us that it intends to solicit proxies for and nominate at our Annual Meeting its own slate of four nominees for election as director, in opposition to the four nominees that we have selected and who are listed above under the heading "Class A Nominees." Our Board of Directors unanimously recommends a vote for the election of each of our Board's nominees on the enclosed WHITE proxy card and urges you not to sign or return any proxy card that you may receive from Harbinger.

The process by which our Nominating & Governance Committee identifies and evaluates potential Director nominees includes considering recommendations of management, stockholders and others, and it includes evaluating director candidates using various criteria, all of which is described further below under the heading "Nominating & Governance Committee."

Notes on Nominees:

•
Michael Golden and Lynn G. Dolnick are siblings.

•
Daniel H. Cohen, Lynn G. Dolnick and Michael Golden, and Arthur Sulzberger, Jr. are cousins.

Profiles of Nominees for the Board of Directors

The following information was provided by the nominees:

Class A Nominees

ROBERT E. DENHAM Age: Principal Occupation: Recent Business Experience: Other Directorships:

62
Partner, Munger, Tolles & Olson LLP (from 1998)
Chairman and Chief Executive Officer of Salomon Inc (from 1992 to 1998), General Counsel of Salomon Inc and Salomon Brothers (from 1991 to 1992); Managing Partner of Munger, Tolles & Olson LLP (1985 to 1991), Partner at Munger, Tolles & Olson LLP (from 1973 to 1991)
Alcatel-Lucent S.A., Chevron Corporation, Fomento Economico Mexicano SA de CV and Wesco Financial Corporation.

WILLIAM E. KENNARD Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

51
2001
Managing Director, The Carlyle Group (from 2001)
Chairman of the U.S. Federal Communications Commission (from 1997 to 2001), General Counsel of the U.S. Federal Communications Commission (from 1993 to 1997)
Nominating & Governance (Chair) and Finance

THOMAS MIDDELHOFF Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

54
2003
Chief Executive Officer, Arcandor AG (from 2005) (name changed to Arcandor AG from KarstadtQuelle AG on June 29, 2007)
Non-executive Chairman, Arcandor AG (from 2004 to 2005); Managing Director, Investcorp Ltd. (from 2003 to 2005); Chairman and Chief Executive Officer (from 1997 to 2002), Head of Corporate Development and Coordinator of Multimedia Business (from 1994 to 1998), and Member of The Board Industry Division (from 1990 to 1994), Bertelsmann AG; Managing Director (from 1989 to 1990), Mohndruck, Calandar Publishing Company
Arcandor AG, Senator Entertainment AG (Non-executive Chairman) and Thomas Cook Group plc (Non-executive Chairman)
Compensation

DOREEN A. TOBEN Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

58
2004
Executive Vice President and Chief Financial Officer, Verizon Communications, Inc. (from 2002)
Senior Vice President and Chief Financial Officer, Telecom Group, Verizon Communications, Inc. (from 2000 to 2002); Vice President and Controller (from 1999 to 2000) and Vice President and Chief Financial Officer, Telecom/Network, Bell Atlantic Inc. (from 1997 to 1999)
Verizon Wireless Inc. and JP Morgan Chase & Co. (National Advisory Board Member)
Audit and Foundation

Class B Nominees

RAUL E. CESAN Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

60
1999
Founder and Managing Partner, Commercial Worldwide LLC (investments) (from 2001)
President and Chief Operating Officer of Schering-Plough Corporation (from 1998 to 2001), Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 to 1998), President of Schering Laboratories (from 1992 to 1994), President of Schering-Plough International (from 1988 to 1992)
Audit (Chair) and Finance

DANIEL H. COHEN Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

55
2007
President, DeepSee, LLC (an oceanic exploration and submarine leasing company) (from 2007)
President, Dan Cohen & Sons, LLC (1999 to 2006); Senior Vice President, Advertising (1996 to 1999), Vice President, Advertising (1995 to 1996), Group Director, Promotion (1993 to 1995) and Managing Director, Sales (1992 to 1993), The New York Times
Finance

LYNN G. DOLNICK Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

56
2005
Director of various non-profit corporations
Associate Director, Exhibits and Outreach (from 1998 to 2004), Head, Division of Exhibits (from 1993 to 1998), Head, Office of Exhibit Interpretation (from 1991 to 1993), Special Assistant to Director (from 1986 to 1991), Director, NOAHS Center (New Opportunities in Animal Health Sciences) (from 1985 to 1987), Smithsonian's National Zoological Park
Finance and Foundation (Chair)

MICHAEL GOLDEN Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

58
1997
Vice Chairman of the Company (from 1997)
Publisher, International Herald Tribune (from 2003 to January 2008); Vice President, Operations Development, of the Company (from 1996 to 1997); Executive Vice President, NYT Sports/Leisure Magazines, and Vice President and Publisher, Tennis magazine (from 1994 to 1996) and Executive Vice President and General Manager (from 1991 to 1994), NYT Women's Magazines
Foundation

DAWN G. LEPORE Age: Principal Occupation: Recent Business Experience: Other Directorships:

53
Chairman, President and Chief Executive Officer, drugstore.com, inc. (from October 2004)
Vice Chairman, Technology, Active Trader, Operations, Business Strategy, and Administration (August 2003 to October 2004), Vice Chairman, Technology, Operations, Business Strategy, and Administration (May 2003 to August 2003), Vice Chairman, Technology, Operations, and Administration (July 2002 to May 2003), Vice Chairman, Technology and Administration (November 2001 to July 2002); and Vice Chairman and Chief Information Officer (July 1999 to November 2001), Executive Vice President and Chief Information Officer (1993 to 1999), Vice President, Applications Development Support (1987 to 1993), Charles Schwab Corporation and Charles Schwab & Co, Inc.
drugstore.com, inc. and eBay Inc.

DAVID E. LIDDLE Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

63
2000
Partner, U.S. Venture Partners (from 2000)
Chairman (1999), President (from 1992 to 1999) and Co-Founder of Interval Research Corporation; Vice President, Personal Systems, International Business Machines Corporation (1991); President and Chief Executive Officer, Metaphor Computer Systems,  Inc. (from 1982 to 1991)
Audit and Compensation (Chair)

ELLEN R. MARRAM Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

61
1998
President, The Barnegat Group, LLC (business advisory firm) (from 2006)
Operating Advisor (from 2006), Managing Director (from 2000 to 2005), North Castle Partners, LLC; President and Chief Executive Officer of efdex, Inc. (the Electronic Food & Drink Exchange) (from 1999 to 2000); President (from 1993 to 1998) and Chief Executive Officer (from 1997 to 1998), Tropicana Beverage Group, and Executive Vice President, The Seagram Company Ltd. and Joseph E. Seagram & Sons Inc. (from 1993 to 1998); Senior Vice President, Nabisco Foods Group, and President and Chief Executive Officer, Nabisco Biscuit Company (from 1988 to 1993)
Eli Lilly and Company, Ford Motor Company and Cadbury Schweppes plc
Finance (Chair), Compensation and Nominating & Governance

JANET L. ROBINSON Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

57
2004
President and Chief Executive Officer of the Company (from 2005)
Executive Vice President and Chief Operating Officer of the Company (2004); Senior Vice President, Newspaper Operations, of the Company (from 2001 to 2004); President and General Manager, The New York Times (from 1996 to 2004)
Foundation

ARTHUR SULZBERGER, JR. Age: Director Since: Principal Occupation: Recent Business Experience:	56 1997 Chairman of the Company (from 1997) and Publisher, The New York Times (from 1992) Deputy Publisher (from 1988 to 1992) and Assistant Publisher (from 1987 to 1988), The New York Times

Interests of Directors in Certain Transactions of the Company

1.    In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations whose officers or directors are also Directors or Director nominees of the Company. These include the Company's purchase of products and services from Verizon Communications, Inc. and the running of advertising in Company properties for the products and services of Citigroup Inc., Ford Motor Company, Pfizer, Inc. and Verizon Communications, Inc., as well as other Director-affiliated companies. All of these arrangements are conducted on an arm's-length basis. The relevant outside Director does not participate in these business relationships nor profit directly from them. Due to the nature of these transactions, they may not even come to the attention of the Company's Board or the relevant Director or Director nominee.

2.    During 2007, Arthur Sulzberger, Jr. was employed as Chairman of the Company and Publisher of The New York Times, and Michael Golden was employed as Vice Chairman of the Company and Publisher of the International Herald Tribune. See "Compensation of Executive Officers" for a description of Mr. Sulzberger, Jr.'s and Mr. Golden's compensation. In 2007, James Dryfoos was employed as Senior Systems Analyst, The New York Times newspaper, and Manager, The New York Times Company (Enterprise Services), and was paid a total of $145,040. In 2007, Michael Greenspon was employed as Sales & Operations Director, The Boston Globe (Retail Sales, Inc.), and Project Director, The New York Times newspaper (Strategic Planning), and was paid a total of $217,039, which amount included reimbursement of significant one-time relocation expenses and related taxes. Messrs. Dryfoos and Greenspon are each the son of a cousin of Messrs. Sulzberger, Jr., and Golden, Daniel H. Cohen and Lynn G. Dolnick. Mr. Sulzberger, Jr. is a cousin of Mr. Cohen and of Ms. Dolnick and Mr. Golden, who are also siblings.

3.    See "Policy on Transactions with Related Persons" on page 20 for a description of the Company's policy in connection with any transaction between the Company and a "related person."

Board of Directors and Corporate Governance

The Board of Directors is responsible for overseeing the direction, affairs and management of the Company. The Board recognizes its fiduciary duty to both Class A and Class B stockholders.

What's New This Year?

Majority Voting for Directors

On February 21, 2008, the Board of Directors, upon the recommendation of our Nominating & Governance Committee, amended our Corporate Governance Principles to provide that each nominee for election to the Board must agree to resign upon the request of the Board if, in an uncontested election, he or she is elected to the Board but fails to receive a majority of the votes cast. In determining whether to require the Director to resign, the Board, with such person not participating, will consider all relevant facts and circumstances. The Board must make the request within 60 days and the Company must disclose the Board's decision within 65 days.

Director Nominee Rotation.  On April 3, 2007, the Board of Directors, upon the recommendation of our Nominating & Governance Committee, amended our Corporate Governance Principles to provide that it is the policy of the Company to have an annual rotation of the nominees for election to the Board by holders of the publicly traded, Class A common stock. It is intended that each of the independent directors be nominated for election by the Class A stockholders at least once every three years and that each year, the slate of Class A nominees include at least one member of each of the Audit, Compensation and Nominating & Governance Committees.

This policy reinforces the principle that, once elected, our directors have no ongoing status as "Class A" or "Class B" directors. They all owe fiduciary duties and responsibilities to all of our stockholders.

New Independent Director Nominees.  We will add two new Director nominees for election by our stockholders this year, Mr. Denham and Ms. Lepore. We believe the skills, expertise and leadership qualities of these two nominees will greatly benefit our Company. Assuming they are elected, Mr. Denham and Ms. Lepore will be independent Directors.

Director Compensation.  On the recommendation of our Nominating & Governance Committee, our Board approved modifications to the compensation for non-employee Directors, which took effect on April 1, 2007. We discontinued our practice of paying meeting fees in recognition of the fact that meeting attendance is the most basic expectation of a director. Instead we now have a higher annual Board retainer and Committee retainer. See "Directors' Compensation—Director Compensation" for a description of the compensation paid to our non-employee Directors.

Independent Compensation Consultant.  In 2007, the Compensation Committee directly engaged an independent compensation consultant, Exequity, LLP. Exequity reported on its review of data from nationally recognized compensation surveys. The review analyzed salary, annual and long-term cash incentive bonuses and equity compensation, as well as total compensation, for comparable executive positions at a cross-industry selection of U.S. companies with revenues comparable to ours and, for operating unit positions, at other comparable media companies. Exequity also provided general advice on executive compensation trends and programs and makes compensation recommendations for our Chairman and Chief Executive Officer. See "Compensation Discussion & Analysis" for a description of the Compensation Committee's engagement of Exequity.

New Institutional Stockholders.  As described above under "Principal Holders of Common Stock," several prominent institutions reported for the first time this year a greater than 5% investment in our Class A stock.

The following highlights other key corporate governance practices applicable to the Board:

Corporate Governance Principles.  The New York Stock Exchange ("NYSE") rules require listed companies to adopt corporate governance principles. The current version of the Company's Corporate Governance Principles, most recently amended on February 21, 2008, reflecting the following and other provisions, is included in this Proxy Statement as Appendix I. A printable copy of our corporate governance principles is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 4.

Corporate Governance Officer.  The Company has a Corporate Governance Officer to promote best practices and help the Company remain in the forefront of good corporate governance. The Corporate Governance Officer periodically reviews the Company's corporate governance principles and practices to assure that they continue to reflect high standards and makes recommendations to the Nominating & Governance Committee in connection with the Company's governance practices.

Director Election.  All Directors stand for election annually. Voting is not cumulative. Under our Certificate of Incorporation, approximately 30% of the Directors are elected by the holders of the Company's Class A common stock and the remaining Directors by the holders of the Company's Class B common stock.

Under the New York Business Corporation Law and our Corporate Governance Principles, once elected, our Directors have no ongoing status as "Class A" or "Class B" Directors and have the same duties and responsibilities to all stockholders. Our Board serves as one Board with fiduciary responsibilities to the Company and all of our stockholders.

Director Attendance at Annual Meetings.  All Directors are expected to attend the Company's annual meeting of stockholders. All Directors attended the Company's 2007 annual meeting of stockholders in person, except for Thomas Middelhoff, who could not attend due to a conflicting business schedule.

Director Retirement Age.  None of our Directors will stand for re-election after his or her 70th birthday, unless the Board determines otherwise.

Directors as Stockholders.  All Directors are expected to own stock in the Company equal in value to at least three times the annual Board cash retainer as set from time to time by the Board. Each Director is expected to accumulate this stock over a reasonable period of time. Stock units held by a Director under any deferral plan are included in calculating the value of ownership to determine whether this minimum ownership has been accumulated. All Directors currently satisfy this minimum stock ownership level.

Director Orientation.  The Company has a comprehensive orientation program for all new non-management Directors with respect to their role as directors and as members of the particular Board committees on which they will serve. It includes one-on-one meetings with senior management and top New York Times editors, a plant visit and extensive written materials on each of the Company's different business units. The senior management meetings cover a corporate overview, the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, and its business conduct policies. All other Directors are also invited to attend each orientation program.

Ongoing Director Education.  From time to time, the Company will provide Directors with additional educational materials and presentations from Company and/or third-party experts on subjects that would enable them to perform better their duties and to recognize and deal appropriately with issues that arise. In addition, the Company will pay all reasonable expenses for any Director who wishes to attend a director continuing education program.

"Controlled Company" Exception to NYSE Rules.  The Company's Board of Directors has determined not to take advantage of an available exception from certain of the NYSE rules. A company of which more than 50% of the voting power is held by a single entity, a "controlled company," need not comply with the requirements for a majority of independent directors or for independent compensation and nominating/corporate governance committees. As a result of the 1997 Trust's holdings of Class B stock, the Company would qualify as a controlled company and could elect not to comply with these independence requirements. However, the Company's Board of Directors has determined to comply in all respects with the NYSE rules.

Independent Directors.  The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Company has now, and has had for many years, a majority of independent Directors.

The Board has determined that each of Ms. Barnes, Messrs. Cesan, Kennard and Kilts, Dr. Liddle, Ms. Marram, Dr. Middelhoff and Ms. Toben are independent, and that, assuming they are elected, Mr. Denham and Ms. Lepore will be independent. Of the remaining Directors, Messrs. Sulzberger, Jr. and Golden and Ms. Robinson are executive officers of the Company, Ms. Dolnick is a cousin of Mr. Sulzberger, Jr. and a sister of Mr. Golden and Mr. Cohen is a cousin of Messrs. Sulzberger, Jr. and Golden. Due to their family relation to Messrs. Sulzberger, Jr. and Golden, Ms. Dolnick and Mr. Cohen, who are cousins, are not considered independent.

The NYSE rules specify five categories of relationships between an individual and a listed company that render the individual ineligible to be independent. The Board has determined that none of the Company's independent Directors has a relationship with the Company that falls within these categories.

Under the NYSE rules, a Director qualifies as "independent" so long as he or she has none of these impermissible relationships with the Company and upon the Board affirmatively determining that he or she has no other material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

The NYSE rules permit the adoption of, and the Board of the Company has adopted, categorical standards defining "material relationships" for the purpose of determining independence. Under these standards, the Board has determined that the following relationships—provided they are not required to be disclosed in the Company's public filings by SEC rules—are immaterial to the Company for this purpose:

•
if the Director does business with the Company, or is affiliated with an entity with which the Company does business, so long as payments by or to the Company do not exceed the greater of $1,000,000 or, in the case of an affiliated entity, 2% of the annual revenues of the other entity; or

•
if the Director serves as an officer or director of a charitable organization to which the Company, The

  New York Times Company Foundation or The New York Times Neediest Cases Fund makes a donation, so long as the aggregate annual donations do not exceed the greater of $1,000,000 or 2% of that organization's annual charitable receipts.

The Board has determined that each of the Company's independent Directors has only immaterial relationships with the Company under these categorical standards.

Board Committees.  Both the Sarbanes-Oxley Act of 2002 and the NYSE rules require the Company to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Company to have independent compensation and nominating/corporate governance committees. The Company is in compliance with these requirements.

Under the Sarbanes-Oxley Act, members of an audit committee must have no affiliation with the issuer, other than the Board seat, and receive no compensation in a capacity other than as a director/committee member. Each member of our Audit Committee meets this independence standard.

Audit Committee Financial Experts.  Rules promulgated by the SEC under the Sarbanes-Oxley Act require the Company to disclose annually whether our Audit Committee has one or more "audit committee financial experts," as defined by the SEC. The Board has determined that a majority of the Audit Committee members, including the Chair of the Committee, Mr. Cesan, qualify as "audit committee financial experts."

Codes of Ethics.  The Company has adopted a Business Ethics Policy, applicable to all employees, a code of ethics that applies not only to the Company's CEO and senior financial officers, as required by the SEC, but also to its Chairman and Vice Chairman, and a code of ethics for Directors. A printable version of each of these documents is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 4.

Non-Management Directors.  The NYSE rules require that the non-management directors of a listed company meet periodically in executive sessions. The Company's non-management Directors meet separately at the end of each regular meeting of the Board. Additionally, at least once a year the independent Directors meet in executive session. Ms. Dolnick and Mr. Cohen are non-management Directors who, due to their family relation to Messrs. Sulzberger, Jr. and Golden, are not considered independent.

Presiding Director.  Ms. Marram currently serves as our Presiding Director. In addition to chairing all executive sessions of our non-management and independent Directors, our Presiding Director:

•
serves as a liaison between our Chairman, our CEO and our independent Directors;

•
reviews proposed plans for Board meeting presentations;

•
consults with any of the senior executives of the Company as to any concerns the executive might have; and

•
makes herself available for direct consultation with major stockholders.

Interested parties may express their concerns to the Company's non-management Directors or the independent Directors by contacting the Presiding Director, care of the Corporate Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018. The Corporate Secretary will relay all such correspondence to the Presiding Director.

Communications with the Board.  Stockholders may communicate with the Board of Directors care of the Corporate Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018. The Corporate Secretary will relay all such correspondence to the entire Board of Directors.

Board and Committee Evaluations.  Our Board has a Board and Committee evaluation process to examine and discuss how our Board and Committees function as groups and with senior management of our Company. We believe that our stockholders' interests can be best protected by acknowledging the separate responsibilities of management and our Board and its Committees and by ensuring an open environment for Board and management discussions and actions.

No Interlocking Directorships.  The Chairman of the Board, as Publisher of The New York Times newspaper, does not sit on any other company board. Although other members of senior management without editorial responsibilities are not so precluded, none sit on the boards of directors of any company at which one of our Directors is the chief executive officer or chief operating officer.

Succession Planning.  Recognizing the critical importance of executive leadership to the success of the Company, the Board works with senior management to ensure that effective plans are in place for both short-term and long-term executive succession at The New York Times Company.

Senior Management Evaluation.  In consultation with all non-management Directors, the Compensation Committee annually evaluates the performance of our Chairman, President and CEO and Vice Chairman.

Corporate Financial Ethics Hotline.  The Company has established a corporate financial ethics hotline to allow an employee to lodge a complaint, confidentially and anonymously, about any accounting, internal control or auditing matter that is of concern.

Executive Stock Ownership Guidelines.  Those executive officers named in the "Summary Compensation Table" are subject to stock ownership guidelines. The Chairman is required to own shares of Class A stock equal to three times his base salary. The President and CEO, the Vice Chairman and the Chief Financial Officer are required to hold an amount equal in value to two times his or her base salary in Company stock. All other named executive officers are required to hold an amount equal in value to their base salary in Company stock. Restricted stock and restricted stock units are counted in calculating ownership. An affected executive officer has five years to attain the holding requirements.

Board Policy on Recoupment of Bonuses Upon Restatement Due to Fraud or Misconduct.  In the event of a restatement of the Company's financial statements due to fraud or intentional misconduct, the Board will review performance-based bonuses to executive officers whose fraud or intentional misconduct caused the restatement, and the Company will seek to recoup bonuses paid for performance during the period or periods that are the subject of the restatement.

Policy on Transactions with Related Persons.  The Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof).

Any transaction with the Company in which a Director, executive officer or beneficial holder of more than 5% of the outstanding shares of either Class A or Class B stock, or any immediate family member of the foregoing (each, a "related person") has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be specifically disclosed by the Company in its public filings.

Any such transaction would be subject to the Company's written policy respecting the review, approval or ratification of related person transactions.

Under this policy:

•
the Company or any of its subsidiaries may employ a related person in the ordinary course of business consistent with the Company's policies and practices with respect to the employment of non-related persons in similar positions; and

•
any other related person transaction that would be required to be publicly disclosed must be approved or ratified by the Board of Directors, a committee thereof or if it is impractical to defer consideration of the matter until a Board or committee meeting, by the Chair of the Nominating & Governance Committee (or, if he or she is not disinterested, by the Presiding Director).

If the transaction involves a related person who is a Director or an immediate family member of a Director, that Director may not participate in the deliberations or vote. In approving or ratifying a transaction under this policy, the Board of Directors, the committee or Director considering the matter must determine that the transaction is fair and reasonable to the Company.

For 2007, there were no transactions between the Company and a related person requiring approval under this policy.

A printable version of this written policy is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 4.

Our Code of Ethics applicable to Directors discourages Directors from engaging in transactions that present a conflict of interest or the appearance of one. Our Business Ethics Policy applicable to employees, including executive officers and others who may be "related persons" similarly discourages transactions where there is or could be an appearance of a conflict of interest. In addition, that policy requires specific approval by designated members of management of transactions involving the Company and in which employees have an interest. Specifically, an employee's retention for the provision of goods or services to the Company of any business in which he or she has an interest must be approved by the employee's supervisors, and an employee's direct or indirect financial interest in a business enterprise that does business with the Company must be approved by or on behalf of the President/CEO of that employee's operating unit. There are exceptions for small holdings in public companies. These provisions of the Code of Ethics applicable to Directors and the Company's Business Ethics Policies are intended to operate in addition to, and independently of, the policy on transactions with related persons described above.

Board Meetings and Attendance

Board Meetings in 2007:  Nine

Board Committees:  Five Standing Committees: Audit, Compensation, Finance, Foundation, and Nominating & Governance. See "Board Committees" for Committee descriptions and membership.

Total Committee Meetings in 2007:  23

2007 Attendance:  All Directors attended 75% or more of the total Board and Committee meetings.

Board Committees

Name of Committee and Members	Principal Functions of the Committee		Meetings in 2007

Audit Raul E. Cesan, Chair James M. Kilts David E. Liddle Doreen A. Toben	• • • • • • •	Engages the Company's independent auditors, subject to ratification by the stockholders, and receives periodic reports from the auditors and management regarding the auditors'
independence and other matters. Recommends appropriate action to ensure the auditors' independence.
Reviews with management and the independent auditors the Company's quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and major issues regarding accounting principles and practices, including any changes resulting from amendments to SEC or Financial Accounting Standards Board rules.
Meets at each meeting with the Company's senior internal audit executive, representatives of management and the independent auditors in separate executive sessions.
Reviews and approves the scope of the audit at the outset and reviews the performance of the independent auditors and any audit problems or difficulties encountered.
Reviews the Company's risk assessment and risk management policies.
Reviews the organization, resources and competence of the Company's internal audit department.
		Prepares the report to stockholders included in the annual Proxy Statement.	8

Compensation David E. Liddle, Chair Brenda C. Barnes Ellen R. Marram Thomas Middelhoff	• • • • • • •	Approves remuneration arrangements for the Company's executive officers other than the Chairman, the CEO and the Vice Chairman, including base salaries, salary increases, incentive compensation plans and awards. Reviews the reasonableness and appropriateness of all such compensation.
In consultation with all non-employee Directors, annually evaluates the performance of the Chairman, the CEO and the Vice Chairman and, together with the other independent Directors, approves their remuneration arrangements.
Adopts and oversees the administration of incentive compensation and executive stock plans and determines awards granted to executive officers under such plans.
Advises the Board on the reasonableness and appropriateness of executive compensation plans and levels generally, including whether these effectively serve the interests of the
Company and its stockholders by creating appropriate incentives for high levels of individual and Company performance.
Appoints the ERISA Management Committee, which oversees administration of the
Company's health, benefit and savings plans and which reports to the Compensation
Committee once a year.
Has sole authority to engage an executive compensation consultant.
Reviews and discusses the Compensation Discussion and Analysis with management and prepares a report to stockholders stating that it has recommended that it be included in
		the annual Proxy Statement.	4

Nominating & Governance William E. Kennard, Chair Brenda C. Barnes Ellen R. Marram	• • • • • •	Makes recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership. Recommends candidates to the Board for election to the Board at the Annual Meeting. Advises the Board on appropriate compensation for outside directors. Advises the Board on corporate governance matters. Oversees periodic evaluation of the Board. Has sole authority to engage a search firm to identify director candidates.	5

Finance Ellen R. Marram, Chair Raul E. Cesan Daniel H. Cohen Lynn G. Dolnick William E. Kennard James M. Kilts	• • •	Reviews the Company's financial policies, including, without limitation, dividend policy, investment of cash, stock repurchase, short-and long-term financing, foreign currency, hedging and derivative transactions, material acquisitions and dispositions and capital expenditures.
Establishes (and adjusts from time to time) investment policies for the Company's retirement and savings plans.
Appoints the Pension Investment Committee, which appoints and reviews the performance of the trustees and investment managers for the Company's retirement and
		savings plans and which reports to the Finance Committee from time to time.	5

Foundation Lynn G. Dolnick, Chair Michael Golden Janet L. Robinson Doreen A. Toben	• •	Advises the Board on the policies and direction of The New York Times Company Foundation and The New York Times Neediest Cases Fund. Reviews and makes recommendations to the Board with respect to the Company's contributions to The New York Times Company Foundation.	1

Nominating & Governance Committee

Our Nominating & Governance Committee consists of three non-employee, Directors, William E. Kennard, Chair, Brenda C. Barnes, and Ellen R. Marram. Our Board has determined that each Committee member is "independent" under the corporate governance listing standards of the NYSE.

The Committee operates under a written charter adopted by the Board of Directors. The principal functions of the Committee include making recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership, to recommend nominees to the Board for election and to advise the Board on corporate governance matters. The chart set forth in "Board Committees" describes the principal functions of the Committee under its charter. A printable version of the charter is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 4.

The Committee will consider Director candidates recommended by stockholders. Stockholders wishing to recommend Director candidates for consideration by the Committee may do so by writing to the Corporate Secretary, giving the recommended nominee's name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

Consistent with the Company's Corporate Governance Principles, the Committee considers various criteria in Board candidates, including, among others, independence, diversity, character, judgment and business experience, as well as their appreciation of the Company's core purpose, core values and journalistic mission, and whether they have time available to devote to Board activities. The Committee also considers whether a potential nominee would satisfy:

•
the NYSE's criteria of director "independence";

•
the NYSE's "financial literacy" and "financial management expertise" standards; and

•
the SEC's definition of "audit committee financial expert."

Whenever a vacancy exists on the Board due to expansion of the Board's size or the resignation or retirement of an existing Director, the Committee begins its process of identifying and evaluating potential Director nominees. The Committee considers recommendations of management, stockholders and others. The Committee has sole authority to retain and terminate any search firm to be used to identify Director candidates, including approving its fees and other retention terms. In this regard, from time to time the Committee has retained a global executive recruiting firm, whose function is to bring specific Director candidates to the attention of the Committee. As discussed elsewhere in this Proxy Statement, the 1997 Trust, as holder of a majority of our Class B stock, has the right to elect 70% of our Board. The Committee considers, among other potential nominees, recommendations of the trustees of the 1997 Trust for nominees to be elected by the holders of the Class B stock.

Director candidates are evaluated using the criteria described above and in light of the then-existing composition of the Board, including its overall size, structure, backgrounds and areas of expertise of existing Directors and the relative mix of independent and management Directors. The Committee also considers the specific needs of the various Board committees. The Committee recommends potential Director nominees to the full Board, and final approval of a candidate is determined by the full Board. This evaluation process is the same for Director nominees who are recommended by our stockholders.

Mr. Denham was first brought to the attention of senior management and the Committee by a retired independent director of the Company. Ms. Lepore was first brought to the attention of senior management and the Committee by the global executive recruiting firm retained by the Company. After Mr. Denham and Ms. Lepore met with members of the Committee, including the Chair, and other members of the Board, the Chair of the Committee recommended that the Committee recommend to the full Board that Mr. Denham and Ms. Lepore be Director nominees at the 2008 Annual Meeting.

Compensation Committee

Compensation Committee Procedures

Our Board of Directors has established a Compensation Committee and charged it with the responsibility to review and either act on behalf of the Board or make recommendations to the Board concerning executive compensation and employee benefits. The Compensation Committee consists of the following individuals:

  David E. Liddle, Chair
  Brenda C. Barnes
  Ellen R. Marram
  Thomas Middelhoff

The Committee consists solely of non-employee Directors of the Company. Our Board has determined that each Committee member is "independent" under the corporate governance listing standards of the NYSE.

The Committee operates under a written charter adopted by the Board of Directors. It was most recently reviewed and revised in December 2006. A printable version of the charter is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 4. The chart set forth in "Board Committees" describes the principal functions of the Committee under its charter, as well as the number of its meetings in 2007.

Together with the other non-employee members of the Board, the Committee evaluates the performance of our Chairman, President and Chief Executive Officer, and Vice Chairman and together with the other independent Directors approves their compensation. In addition, the Committee approves all compensation for our other executive officers. Compensation for other members of senior management is reviewed and established pursuant to salary "bands," with compensation reflecting levels of responsibility and the market value of the relevant positions. In addition, the Committee discusses with management in general terms the compensation of non-executive employees.

In the past, the Committee has delegated, and may in the future on an annual basis delegate, the authority to make option and other equity grants in limited circumstances, such as to newly hired or recently promoted employees, to a three-member management committee authorized to grant a limited number of options and other equity awards under specified parameters. To ensure compliance with its longstanding procedures, the Committee has adopted a written grant policy.

Under its charter, the Committee has sole authority to retain and terminate a consulting firm to assist in its evaluation of executive compensation. In accordance with this authority, in 2007, it directly engaged an independent compensation consultant, Exequity. Exequity reported on its review of data from nationally recognized compensation surveys. The review analyzed salary, annual and long-term cash incentive bonuses and equity compensation, as well as total compensation, for comparable executive positions at a cross-industry selection of U.S. companies with revenues comparable to ours and, for operating unit positions, at other comparable media companies. Exequity also provided general advice on executive compensation trends and programs and makes compensation recommendations for our Chairman and Chief Executive Officer. In the course of advising the Committee, Exequity occasionally is asked to provide guidance and support to management in connection with matters that are reviewed by the Committee. These matters may pertain to, among other things, competitive analysis, program design recommendations, technical support and cost modeling.

The Committee generally consults with management regarding executive compensation matters, and our Chief Executive Officer makes compensation recommendations for executive officers, excluding herself and our Chairman. The Company's Human Resources Department supports the Committee in its work.

Each December and February, the Committee meets to discuss executive compensation. At these meetings, the Committee generally takes the following actions:

•
sets salaries for the year;

•
sets annual bonus potentials and the related financial targets for the year;

•
sets award potentials and the financial targets and performance period for the upcoming long-term performance cycle; and

•
awards stock options and restricted stock units.

In February of each year, the Committee meets to certify the achievement of performance goals for the recently completed year and long-term cycles and approve the payment of the annual bonuses and long-term performance awards. Other meetings are scheduled throughout the year as the Committee deems appropriate.

The Committee has reviewed and discussed with Company management the section of this Proxy Statement titled "Compensation Discussion and Analysis," and its report to stockholders stating that it has recommended the inclusion of such discussion and analysis appears below under "Compensation of Executive Officers" on page 29.

Compensation Committee Interlocks and Insider Participation

No member of the Committee is now, or was during 2007 or any time prior thereto, an officer or employee of the Company. No member of the Committee had any relationship with the Company during 2007 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of our executive officers currently serves or ever has served as a member of the board of directors, the compensation committee, or any similar body, of any entity one of whose executive officers serves or served on our Board or the Committee.

Audit Committee Report

To the Stockholders of the New York Times Company:

The Audit Committee consists of four non-employee Directors, Raul E. Cesan, Chair, James M. Kilts, David E. Liddle and Doreen A. Toben. The Board of Directors has determined that:

•
each Committee member is "independent" under the corporate governance listing standards of the NYSE and is "financially literate" as defined by the NYSE;

•
each Committee member satisfies the "financial management expertise" standard, as required by the NYSE; and

•
a majority of the Committee members, including the Chair of the Committee, are "audit committee financial experts" as defined by the SEC.

The Committee operates under a written charter adopted by the Board of Directors. A printable version of the charter is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 4.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent integrated audit of (i) the Company's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and (ii) management's assessment of, and the effectiveness of, the Company's internal control over financial reporting, and for issuing the reports thereon. The Committee is responsible for assisting the Board in monitoring:

•
the integrity of the Company's financial statements;

•
the Company's compliance with legal and regulatory requirements;

•
the Company's internal control over financial reporting;

•
the Company's independent registered public accounting firm's qualifications and independence; and

•
the performance of the Company's internal audit function and independent registered public accounting firm.

In addition, the Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by Company employees of concerns regarding accounting or auditing matters.

During 2007, the Committee met seven times and held separate discussions with management, the Company's internal auditors and the Company's independent registered public accounting firm, Ernst & Young LLP ("Ernst & Young"). The Committee's Chair, as representative of the Committee, discussed the Company's interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and/or Controller and Ernst & Young prior to public release. Each other member of the Committee also generally participated in this discussion. The full Committee reviews the Company's quarterly financial statements with management and Ernst & Young. In addition, the Committee reviewed and discussed the Company's compliance with Section 404 of the Sarbanes-Oxley Act.

Management has represented to the Committee that the Company's 2007 annual consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed with management and Ernst & Young the Company's 2007 annual consolidated financial statements and Ernst & Young's audit report thereon, management's annual report on the Company's internal control over financial reporting and Ernst & Young's audit report on the effectiveness of the Company's internal control over financial reporting. The Committee has also discussed the following with Ernst & Young:

•
the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company's 2007 annual consolidated financial statements;

•
the critical accounting policies and practices used in the preparation of the Company's 2007 annual consolidated financial statements, alternative treatments of financial information within accounting principles generally accepted in the United States of America that Ernst & Young discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by Ernst & Young; and

•
other material written communications between Ernst & Young and management.

In addition, the Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young that firm's independence from the Company and management, including all relationships between the firm and the Company. As part of its role of monitoring Ernst & Young's independence, the Committee has adopted a "Policy on Auditor Independence and Non-Audit Services" (which, among other things, requires management and the Committee to consider whether Ernst & Young's provision of any non-audit services would impair Ernst & Young's independence) and a "Policy on Hiring Current or Former Employees of Independent Auditors." Both of these policies are available at http://www.nytco.com.

In addition, the Committee obtains and reviews annually a report by Ernst & Young describing:

•
the firm's internal quality-control procedures; and

•
any material issues raised by (i) the most recent internal quality-control review (or peer review) of the firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

The Committee discussed with the Company's internal auditors, Ernst & Young and management the overall scope and plans for their respective audits. The Committee met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their respective audits, the evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2007, for filing with the SEC.

The Committee also has recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 28, 2008.

  Raul E. Cesan, Chair
  James M. Kilts
  David E. Liddle
  Doreen A. Toben

Directors' Compensation

2007 Compensation of Non-Employee Directors

Compensation for our non-employee Directors for 2007 was comprised of: cash compensation, consisting of an annual retainer, meeting fees, and fees for Committee Chairs and the Presiding Director; and equity compensation, consisting of a grant of phantom Class A stock units and options to purchase Class A stock.

Our goal in setting compensation for our non-employee Directors is to remain competitive in attracting and retaining high quality Directors. We also recognize that over the past few years, there has been an increase in board responsibilities and potential liability.

Our Nominating & Governance Committee annually reviews and makes recommendations to the Board with respect to the compensation for non-employee Directors. Each year, management reports to the Nominating & Governance Committee on non-employee Director compensation at comparable companies and makes recommendations with respect to the amount and form of compensation for non-employee Directors.

Based on available information, we believe our non-employee Director compensation package generally falls in the mid-range of director compensation at comparable companies.

Each of the current components of our non-employee Director compensation is described in more detail below.

Director Compensation

On the recommendation of our Nominating & Governance Committee, our Board approved the following modifications to the compensation for non-employee Directors, which took effect on April 1, 2007. We discontinued our practice of paying meeting fees in recognition of the fact that meeting attendance is the most basic expectation of a director. Instead we now have a higher annual Board retainer and Committee retainers as follows:

•
Annual cash Board retainer of $45,000;

•
Annual cash Committee retainers in the following amounts:

•
Audit — $20,000

•
Compensation — $10,000

•
Finance — $10,000

•
Nominating & Governance — $6,000

•
Foundation — $3,000

Director Compensation in Effect through March 31, 2007:

Through March 31, 2007, our annual Board retainer, Committee Chair retainers and meeting fees were as follows:

•
Annual cash Board retainer of $35,000;

•
Annual cash Committee Chair retainer of $10,000;

•
Meeting fees of $2,000 per Board or Committee meeting attended; and $1,500 per informal Committee information session, designated as such by the Committee Chair. Audit Committee members also received $1,500 for participating in quarterly pre-earnings release telephone calls.

Annual Presiding Director Retainer:

The Presiding Director receives a $10,000 annual retainer.

Non-Employee Directors Deferral Plan:    Our Non-Employee Directors Deferral Plan, referred to as the Deferral Plan, allows our non-employee Directors to defer the receipt of a portion of their cash compensation. We credit deferred amounts to a cash account or a phantom Class A stock unit account, as elected by the Director. Amounts deferred as phantom Class A stock are initially held as cash and are converted to phantom stock units as of the date of our next succeeding Annual Meeting. Cash accounts are credited with interest at a market rate. Phantom Class A stock unit accounts are credited with dividend equivalents. Subsequent to a non-employee Director's retirement, we pay him or her the cash value of amounts accumulated in his or her account.

Phantom Stock Units:    Under the Deferral Plan, a discretionary grant of phantom stock units worth $35,000 was credited to each non-employee Director's account under our Deferral Plan on the date of the 2007 Annual Meeting. The number of phantom stock units credited was based on the average closing price of a share of Class A stock for the 30 trading days prior to the date of the 2007 Annual Meeting. It is anticipated that a similar grant will be made on the date of the 2008 Annual Meeting.

Stock Options:    Our Board's longstanding practice is to award stock options annually to our non-employee Directors, on the date of the Annual Meeting under our Non-Employee Directors' Stock Incentive Plan, referred to as the Directors' Plan. The option exercise price for those awards is set at the average of the high and low stock prices as quoted on the NYSE on the date of the Annual Meeting. Options vest on the date of the next succeeding Annual Meeting and have a term of 10 years from the date of grant.

In 2007, options to purchase 4,000 shares of our Class A stock were granted to non-employee Directors under the Directors' Plan. It is anticipated that a similar grant will be made on the date of the 2008 Annual Meeting.

Matching Gifts Program:    In 2007, we matched 150% of charitable contributions made by Directors to colleges, schools, cultural, journalism or environmental organizations, up to a maximum Company contribution of $4,500 per person per year. Beginning in 2008, we will match 100% of charitable contributions made by Directors to colleges, schools, cultural, journalism or environmental organizations, up to a maximum Company contribution of $3,000 per person per year. We also match charitable contributions of retired Directors. A Director is considered "retired" if such Director has served at least five years on the Board and is at least age 60 at the time he or she leaves our Board.

Life Insurance:    We previously maintained insurance of $100,000 on the life of each non-employee Director. The Board determined to discontinue this insurance effective April 1, 2006. We maintain life insurance of $25,000 on the life of each non-employee Director who retired on or before April 18, 2006.

Expenses:    We reimburse reasonable expenses incurred for attendance at Board and Committee meetings.

Non-Employee Director Compensation Table

The total 2007 compensation of our non-employee Directors is shown in the following table. Daniel H. Cohen was elected to the Board on April 24, 2007. The table includes Mr. Cohen's compensation from that date through December 31, 2007. Cathy J. Sulzberger retired from the Board effective April 24, 2007. The table includes Ms. Sulzberger's compensation for the period through that date.

(a)	(b)	(c)	(d)	(g)	(h)
Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2,3] ($)	Option Awards[4,5] ($)	All Other Compensation[6] ($)	Total ($)

Brenda C. Barnes	58,500	35,000	13,360	6,311	113,171
Raul E. Cesan	83,000	35,000	13,360	1,811	133,171
Daniel H. Cohen	37,775	35,000	13,360	987	87,122
Lynn G. Dolnick	56,368	35,000	13,360	1,811	106,539
William E. Kennard	72,500	35,000	13,360	6,311	127,171
James M. Kilts	64,250	35,000	13,360	5,394	118,004
David E. Liddle	71,750	35,000	13,360	1,811	121,921
Ellen R. Marram	78,250	35,000	13,360	1,811	128,421
Thomas Middelhoff	43,250	35,000	13,360	2,016	93,626
Cathy J. Sulzberger	10,484	0	0	1,772	12,256
Doreen A. Toben	65,750	35,000	13,360	343	114,453
1.
Includes a Presiding Director retainer for Ms. Marram and a Committee Chair retainer for each of Messrs. Cesan and Kennard, Ms. Dolnick, Dr. Liddle and Mss. Marram and Sulzberger. On April 24, 2007, Ms. Dolnick succeeded Ms. Sulzberger as the Chair of the Foundation Committee. We apportioned the $10,000 Committee Chair between them based on the time they served. Messrs. Cesan and Kennard and Ms. Toben elected to defer their cash compensation in the form of phantom stock units under the Deferral Plan.

2.
Consists of the amount of compensation expense recognized in fiscal 2007 related to the discretionary grant of phantom stock units made to each non-employee Director on April 24, 2007 under our Deferral Plan, in accordance with Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment ("FAS 123-R"). The grant date fair value of such awards, as estimated for financial reporting purposes, is $35,000. The grant date fair value of the awards is equal to the compensation expense recognized because the phantom stock units have a one-year vesting period.

3.
The following table shows the aggregate phantom stock units outstanding at December 31, 2007:

Name	Aggregate Phantom Stock Units Outstanding at December 31, 2007 (#)

Brenda C. Barnes	3,758
Raul E. Cesan	19,187
Daniel H. Cohen	1,467
Lynn G. Dolnick	3,758
William E. Kennard	15,169
James M. Kilts	2,861
David E. Liddle	3,758
Ellen R. Marram	14,822
Thomas Middelhoff	3,758
Cathy J. Sulzberger	2,291
Doreen A. Toben	11,181
4.
On April 24, 2007, non-employee Directors received options to acquire 4,000 shares of Class A stock at an exercise price of $23.935 (the market value at the time of grant under the Directors' Plan). The amounts included in the table above consist of the amount of compensation expense recognized in fiscal 2007 related to the stock options, in accordance with FAS 123-R. The grant date fair value of such awards, as estimated for financial reporting purposes, is $3.34 per option. For a discussion of the assumptions used in calculating the valuation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 30, 2007. The actual amount ultimately realized by a Director from the stock options will vary depending on, among other items, stock price fluctuations and the timing of exercise.

5.
The following table shows outstanding stock option awards as of December 31, 2007. The exercise prices of the stock options range from $23.935 to $46.945.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable/ Unexercisable	In-the-money Amount of Unexercised Options ($) Exercisable/ Unexercisable(a)

Brenda C. Barnes	36,000/4,000	0/0
Raul E. Cesan	32,000/4,000	0/0
Daniel H. Cohen	0/4,000	0/0
Lynn G. Dolnick	8,000/4,000	0/0
William E. Kennard	19,000/4,000	0/0
James M. Kilts	4,000/4,000	0/0
David E. Liddle	28,000/4,000	0/0
Ellen R. Marram	36,000/4,000	0/0
Thomas Middelhoff	12,000/4,000	0/0
Cathy J. Sulzberger	20,000/0	0/0
Doreen A. Toben	12,000/4,000	0/0
    (a)
    Market value of underlying securities at December 28, 2007 ($17.33), the last trading day of our 2007 fiscal year, minus the option exercise price.

6.
Includes for each current non-employee Director, perquisites (gifts) in the amount of $987 (other than Mr. Kilts, Dr. Middelhoff and Mss. Sulzberger and Toben, whose gifts total $70, $1,192, $948 and $92, respectively) and tax reimbursement of $824 (other than Mr. Cohen who did not receive tax reimbursement in 2007 and Ms. Toben, whose tax reimbursement totaled $251). The values also include matching gifts on charitable contributions as described above under "—Matching Gifts Program" in the amount of $4,500 for each of Ms. Barnes and Messrs. Kilts and Kennard.

Directors' and Officers' Liability Insurance

The Company maintains directors' and officers' liability insurance effective March 1, 2007, with an expiration date of May 1, 2008. This is part of our combined coverage, which was purchased at an annual cost of $2,690,245. The aggregate limit for claims under the directors' and officers' policy, together with claims under policies providing employment practices, fiduciary and crime liability coverage, is $100 million. If the $100 million combined limit is exhausted, there is a separate $50 million side limit available solely for directors' and officers' liability. The insurance companies providing directors' and officers' liability insurance are Ace American Insurance Company, Allied World Assurance Co. Ltd., Endurance Specialty Insurance Ltd., Great American Insurance Company, Liberty Mutual Insurance Company, RLI Insurance Company, Starr Excess Liability Insurance International Ltd., St. Paul Mercury Insurance Company and Westchester Fire Insurance Company.

Compensation of Executive Officers

Compensation Committee Report

The Compensation Committee has reviewed and discussed with Company management the "Compensation Discussion and Analysis" appearing below, and based on such review and discussions, the Committee has recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's 2007 Annual Report on Form 10-K.

  David E. Liddle, Chair
  Brenda C. Barnes
  Ellen R. Marram
  Thomas Middelhoff

Compensation Discussion and Analysis

We believe that our executive officers are critical to our success and to the creation of long-term stockholder value. We structure compensation for our executive officers based on the following objectives:

•
to enable us to attract, retain and motivate the highest caliber of executives by offering competitive compensation and rewarding superior performance;

•
to drive performance through the achievement of short-term and long-term objectives; and

•
to link our executives' total compensation to the interests of our stockholders.

The following discussion analyzes executive compensation for 2007, as well as the 2008 objectives, for those executive officers identified in the Summary Compensation Table, who we refer to as our named executive officers.

Our named executive officers are determined based on total compensation, which is calculated under SEC regulations. For 2007, these include:

•
Arthur Sulzberger, Jr., Chairman of the Board and Publisher, The New York Times;

•
Janet L. Robinson, President and Chief Executive Officer;

•
Michael Golden, Vice Chairman and, until January 2008, Publisher, International Herald Tribune;

•
P. Steven Ainsley, Publisher, The Boston Globe; and

•
James M. Follo, Senior Vice President and Chief Financial Officer.

Mr. Ainsley is included as a named executive officer because he became retirement-eligible in 2007 as a result of turning 55. This triggered the accelerated recognition of unamortized expense for most of his outstanding equity awards, an amount that is included in his total compensation under SEC regulations.

2007-2008 Developments

In 2007 and 2008, the following actions were taken with respect to the Company's executive compensation program.

•
2007 salaries for the named executive officers (other than for our new chief financial officer, Mr. Follo, who joined the Company in January 2007) remained at the 2006 level, with an increase in "at risk" annual cash bonus potential to strengthen the link between pay and performance.

•
For 2007, EBITDA replaced earnings per share, or EPS, as the financial metric used to calculate annual bonuses. As discussed below, the Committee concluded that EBITDA is a more consistent measure of our performance than EPS. EBITDA targets were established against industry expectations of a decline in print advertising and circulation revenues. The Company met its targets, resulting in a payout of 100% of target for corporate executives. Annual 2007 EBITDA targets and actual bonus payouts are described below. For 2008, annual bonuses will again be based on EBITDA targets.

•
For the last two annual grants, the Board of Directors complied with the request of Messrs. Sulzberger, Jr. and Golden that the Board not award them stock-based compensation, significantly reducing their compensation.

•
In 2007, the Board, on the recommendation of the Committee, adopted a policy on the recoupment of performance-based bonuses in the event of restatements of financial results arising due to an executive officer's fraud or intentional misconduct. This policy is described above under "Board Policy on Recoupment of Bonuses Upon Restatement Due to Fraud or Misconduct."

•
The Committee shifted all compensation-setting and annual equity grants from December to February, beginning in 2008, to better enable the Board, the Committee and senior management to evaluate performance during the most recently completed fiscal year.

•
In 2007, Executive Compensation Advisors, a Korn/Ferry company, was retained to conduct an independent and thorough review of the structure of our executive compensation programs.

Compensation-Setting Process

Role of Board, Compensation Committee and Executive Officers

The Committee is primarily responsible for overseeing compensation for our executive officers, including the named executive officers. The Committee, which consists solely of independent directors, acts on behalf of the Board or makes recommendations on executive compensation to the Board.

The Committee approves annually the compensation for the Company's executive officers other than the Chairman, Chief Executive Officer and Vice Chairman. This includes approval of base salaries, annual and long-term performance awards and equity awards. With respect to the compensation of our Chairman, Chief Executive Officer and Vice Chairman, the Committee makes recommendations to the independent members of our Board of Directors, who set these officers' compensation. The independent directors consult with the other non-management Directors, but the final decision is theirs.

The Committee generally consults with management regarding employee compensation matters, and our Chief Executive Officer reports on the performance of, and makes compensation recommendations for, executive officers other than herself and our Chairman. In developing recommendations, the Chief Executive Officer consults with the Chairman and the head of the human resources department. In addition, our human resources, legal, controllers and treasury departments support the Committee in its work and help administer our compensation programs.

The Committee's independent compensation consultant, Exequity, LLP, advises on executive compensation matters and provides compensation recommendations for our Chairman and Chief Executive Officer. In addition, the members of the Compensation Committee familiarize themselves with compensation trends and competitive conditions through periodic consultations with compensation experts, including Exequity.

The table below summarizes our compensation recommendation and approval process:

Name	Compensation Recommendations Made by:	Compensation Approved by:

Arthur Sulzberger, Jr.	Independent compensation consultant/Compensation Committee	Independent Board members after consultation with non-management Directors
Janet L. Robinson	Independent compensation consultant/Compensation Committee	Independent Board members after consultation with non-management Directors
Michael Golden	CEO/Compensation Committee	Independent Board members after consultation with non-management Directors
P. Steven Ainsley	CEO	Compensation Committee
James M. Follo	CEO	Compensation Committee

A discussion of the composition and procedures of the Committee, including the role of Exequity, the Committee's independent compensation consultant, is set forth above under "Compensation Committee—Compensation Committee Procedures."

Components of Compensation

To achieve our compensation objectives, we rely on the following compensation components, each of which is discussed in more detail below:

Pay Component	Structure and Intended Purpose

Fixed

Salary	Fixed component designed to compensate individual for responsibility level of position held. Any increases are performance-driven and merit-based.

Variable

Annual performance-based cash awards	Variable component of pay designed to motivate and reward individual's contributions to the achievement of short-term objectives by linking compensation to important annual financial, operating and individual performance measures set by the Committee in advance. Target payout is set as a percentage of salary, with higher targets for individuals with greater responsibility.

As discussed below under "Performance Targets," targets for the annual performance measures are based on EBITDA, and are derived from the operating budget developed by management and reviewed by the Board of Directors.

Long-term incentive compensation, including performance-based cash awards and equity incentives in the form of stock options and restricted stock units	•	Performance-based cash awards designed to reinforce the relationship between pay and performance by linking compensation to the achievement of important long-term financial performance measures set by the Committee in advance. Target payout is set as a specific amount, with higher targets for individuals with greater responsibility.

As discussed below under "Performance Targets," targets for the long-term performance measures are based on return on invested capital and expense control, and are derived from the three-year plans developed annually by management and reviewed by the Board of Directors.

	•	Stock options designed to focus executives on increasing our Class A stock price over a four-year vesting period and 10-year option term because the options produce value only if the stock price increases over the exercise price.

	•	Restricted stock units designed to retain executives by conditioning delivery of the underlying shares of Class A stock on completion of a specified vesting period (or upon retirement, death or disability). Restricted stock units also align executives' interest with that of our stockholders.

Other benefits	•	A supplemental executive retirement plan, or SERP, which is a non-qualified plan designed to provide benefits to a select group of executives that, when added to retirement income provided under other Company plans, will ensure payment of a competitive level of retirement income to these individuals. The SERP serves as an important retention tool.

	•	A deferred executive compensation plan, or DEC, which allows executives to defer portions of their salary, annual bonus and long-term performance award. The DEC does not provide for earnings at above-market or preferential rates, and the Company does not make contributions on behalf of participants.

	•	Limited perquisites, including financial planning services in connection with stock ownership guidelines, relocation and similar benefits and limited personal use of the Company's aircraft.

	•	Other employee benefit plans available to substantially all employees, including medical, life insurance and disability plans, a Company match for 401(k) plan contributions and an employee stock purchase plan.

Key Factors in Setting Compensation

In setting or recommending the amounts of each component of an executive's compensation and considering his or her overall compensation package, the Committee considers each of the following four factors:

•
Benchmarking—Each year, the Committee reviews market data for corporate executives in positions comparable to that of Mr. Sulzberger, Jr., Ms. Robinson and Messrs. Golden and Follo, and operating unit executives in positions comparable to that of Mr. Ainsley. In September 2006, as part of its 2007 compensation-setting process for corporate executives, the Committee considered the level of compensation paid for comparable corporate executive positions at a cross-industry selection of 80 U.S. companies with 2005 revenues ranging from $1 billion to $8.3 billion, with a median revenue of $3.4 billion, the same as our 2005 revenues. The companies were selected by Hewitt Associates, then the Committee's compensation consultant, and represented the 40 next larger and 40 next smaller manufacturing and services companies in the Hewitt Associates Total Compensation DataBase™. The DataBase™ is a widely used source of executive compensation information. The Committee did not examine the specific pay practices at, nor the similarities of the Company to, each organization in the benchmark community. Instead, the Committee considered the 60th percentile pay levels in the benchmark community, and relied on those statistical representations as typifying general industry practices. It was against these norms that the Committee drew its conclusions about the appropriateness of the Company's executive officer pay levels and based its decisions about 2007 pay adjustments. Given the limited number of direct media company peers, the Committee believes that it is useful to benchmark against an independently prepared cross-industry selection that is representative of the types of companies with which we compete to recruit and retain executive talent.

In the case of operating unit executives, such as Mr. Ainsley, who is the publisher of The Boston Globe, the Committee considers the level of compensation for similarly situated individuals at other media companies based on market data provided by the Towers Perrin CDB Media Industry Survey for those media companies that participate in the survey.

•
Performance—The Committee ties a substantial portion of each named executive officer's total potential compensation to Company and individual performance. All executive officers, including the named executive officers, are eligible for annual cash bonuses and long-term performance cash awards that reinforce the relationship between pay and performance by linking compensation to the achievement of important short- and long-term financial, strategic, operating and individual performance targets set by the Committee in advance based on the Company objectives set out in the operating budget.

The Committee considers the individual performance of each named executive officer by reviewing, among other factors, recommendations of the Chief Executive Officer with respect to the named executive officers other than herself and our Chairman, achievement of pre-established individual performance objectives and annual self-assessments. The amount of each component of a named executive officer's compensation is based in part on the Committee's assessment of that individual's performance.

•
Internal Pay Equity—The Committee compares the compensation of individual executive officers for internal pay equity purposes. The Committee's approach to compensation is that executives holding comparable positions of responsibility should receive comparable compensation, subject to adjustments based upon achievement of individual performance objectives.

•
Operating Budget—The Committee considers the total compensation payable to executives and the impact that it will have on our operating budget.

In setting compensation for 2007, the Committee reviewed tally sheets prepared by Hewitt Associates, detailing the total compensation of the named executive officers. These tally sheets identified all components of compensation for these executives, including the compensation such executives would be eligible to receive under different termination scenarios. At the conclusion of this review, the Committee determined that the amounts of compensation to be currently paid, in aggregate, and the amounts that would be paid upon retirement or other termination of employment, in aggregate, were appropriate and reasonable in light of the factors discussed above.

Performance Targets

In setting financial performance targets, the Committee reviews our operating budget for the fiscal year and the annually prepared three-year plan, and sets specific incentive targets that are directly linked to short- or long-term financial performance objectives. Annual operating budgets and three-year plans are developed and submitted to the Board by management annually based on an assessment of the state of the business, the industry and expectations regarding annual and long-term performance. The annual budgets and three-year plans set financial performance objectives that management believes are aggressive but achievable based on the underlying strategic and operating assumptions regarding revenue and cost control initiatives. Typically, the Committee will set a target performance level for a 100% payout at the same level as the relevant objective. While future results cannot be predicted, the Committee believes that these performance targets are set at levels such that achievement of the target levels would require significant effort on the part of the executive officers and that payment of the maximum amounts would reflect results substantially in excess of internal and market expectations.

Operating budgets and three-year plans are created independent of, and therefore the financial and operating performance targets generally exclude, the effect of specified non-recurring or non-operational events, such as acquisitions and dispositions, changes in accounting rules, the cost of employee buyouts not reflected in our budget and non-cash impairment charges. The Committee also reserves the right from time to time consider appropriate adjustments at the end of the measurement period to exclude the effect of specific one-time events that were not foreseen at the time the performance targets were set. The Committee makes these adjustments to provide for a better evaluation of operating performance, motivate management to pursue investments or acquisitions that are strategically and financially beneficial over the long term but may negatively affect performance metrics during the measured period, and otherwise ensure that employees do not benefit and are not penalized as a result of reasonably unanticipated and uncontrollable events that positively or negatively affect performance against target.

We discuss below the specific performance targets and actual results for the annual 2007 performance period. However, because future performance targets for the named executive officers are based on management's strategic and operating plans, we believe they reflect confidential commercial and business information. The disclosure of these specific financial targets for future periods would put us at a competitive disadvantage, and so we do not provide this information.

Executive Compensation

Salaries

Salaries for executive officers are reviewed annually and designed to provide competitive compensation to each executive based on position, scope of responsibility, business and leadership experience and performance. In 2007, as in prior years, we set and paid salaries on a calendar-year basis, with any increases based on the four factors discussed above. The 2007 salaries for the named executive officers other than for Mr. Follo, who joined the Company in January 2007, remained at the same level as in 2006. The Committee determined to increase the "at risk" annual cash bonus potential rather than increase salaries to strengthen the link between pay and performance.

In 2007, the Compensation Committee determined that, beginning in 2008, it would set salaries effective March 1 to better enable it to evaluate performance during the most recently completed fiscal year. In 2008, salaries for our named executive officers increased as follows:

Name	2008 Salary ($)	2007 Salary ($)	Increase (%)

Arthur Sulzberger, Jr.	x,xxx,xxx	1,087,000	X	%
Janet L. Robinson	x,xxx,xxx	1,000,000	X	%
Michael Golden	xxx,xxx	627,000	X	%
P. Steven Ainsley	xxx,xxx	500,000	X	%
James M. Follo	xxx,xxx	480,000	X	%

Annual Bonuses

In February 2007, the Committee set 2007 annual bonus targets for all executives, including the named executive officers, as a percentage of salary based on the four factors discussed above. Generally, the more responsible the executive officer's position is, the higher the percentage. For the named executive officers, target amounts ranged from 55% to 100% of base salary, an increase from 50% to 90% from 2006 target amounts. The Committee decided to increase the "at risk" annual cash bonus potential for 2007 rather than increase salaries to strengthen the link between pay and performance. Depending on the achievement of the Company, operating unit and individual goals discussed below, the potential payout for each executive ranged from zero to 200% of the target amount.

The objective of the annual bonus element of compensation is to align the interest of executives with our operating goals for the year and also to encourage and reward the achievement of individual goals designed to advance our strategy. Thus, the Committee structured 2007 annual bonuses to depend 75% on the achievement of annual Companywide and, where applicable, operating unit financial targets designed to advance our strategy, and 25% on the achievement of individual goals. For corporate executives, including Mr. Sulzberger, Jr., Ms. Robinson, and Messrs. Golden and Follo, the financial portion depended solely on the achievement of Companywide financial targets. For operating unit executives, including Mr. Ainsley, 35% of the annual bonus depended on the Companywide targets and 40% depended on operating unit performance targets.

Before 2007, the Committee based the financial portion of the annual bonus on earnings per share, or EPS, and, where applicable, operating unit results. For the 2007 awards, the Committee replaced EPS and operating unit profit performance targets with targets based on EBITDA excluding certain items. For this purpose, EBITDA is computed as operating profit plus depreciation and amortization, minus net income from joint ventures, plus minority interest in net loss of subsidiaries, adjusted to exclude the effect of acquisitions and dispositions, changes in accounting rules, the cost of employee buy-outs not reflected in our budget and non-cash impairment charges. The Committee concluded that EBITDA, as so adjusted, would be a useful measure of our performance for compensation purposes because it facilitates comparisons of our historical operating performance on a more consistent basis than EPS. EPS can often be volatile due to non-operating factors. In addition, EBITDA is a measure often used by investors, analysts and others and serves to align the interests of our executives and our stockholders.

In setting EBITDA targets, the Committee considered our Companywide strategic and operating plans and, where applicable, those of the executive's operating unit. Our 2007 budget and, as a result, the performance targets, took into account a projected challenging print advertising and circulation revenue environment. The target performance level for a 100% payout was set at the operating budget objectives. The Committee set the threshold and maximum payout amounts to increase at a higher rate for performance above target than the rate of decrease for performance below target—reflecting industry expectations of a decline in print advertising and circulation revenues. The Company met its targets, resulting in a payout of 100% of that portion of the named executive officers' annual bonuses based on the Companywide targets. The following table reflects the target, the actual achievement level and the actual payout percentage for 2007:

	2007 Goal ($)	2007 Actual ($)	Payout Percentage

	(dollars in thousands)
Company EBITDA, as adjusted	472,708	473,658	100%

The following table shows the computation of adjusted EBITDA, as described above, for purposes of the 2007 annual bonuses.

(in thousands)

Operating profit	$227,429
Depreciation and amortization	189,561
Net income from joint ventures	(2,618)
Minority interest in net loss of subsidiaries	191

414,563

Adjustments to exclude the effect of:
Acquisitions and dispositions, net	32,905
Changes in accounting rules	0
Employee buy-outs in excess of budget	8,119
Non-cash impairment charges	18,071

Total Adjustments	59,095

EBITDA, as adjusted	$473,658

As noted above, bonuses depended 25% upon the officer's achievement of individual goals. For the named executive officers, the Committee evaluated individual performance against individual goals related to strategic initiatives and organizational effectiveness, such as accelerated innovation, expanding content verticals and building sales capability. The Committee also retained the discretion to increase or decrease the total bonus paid to each executive by up to 10% based on the continuing development of a diverse work force, including the inclusion of diverse candidates in hiring processes and the demonstration of personal commitment to diversity through participation in diversity-related activities, such as mentoring and sponsorship of affinity groups. Performance relative to target achievement with regard to individual and diversity measures was assessed as follows:

Name	Individual Performance		Diversity Performance

Arthur Sulzberger, Jr.		%		%
Janet L. Robinson		%		%
Michael Golden		%		%
P. Steven Ainsley		%		%
James M. Follo		%		%

The following table illustrates the 2007 annual bonus program as discussed above. For each named executive officer, the table below sets out the target (100%), maximum (200%) and actual bonus amount both in dollars and as a percentage of 2007 base salary.

Name	Target ($)	Maximum ($)	Actual ($)

Arthur Sulzberger, Jr.	1,087,000 (100% of base salary)	2,174,000 (200% of base salary)	xxx,xxx (xx% of base salary)
Janet L. Robinson	1,000,000 (100% of base salary)	2,000,000 (200% of base salary)	xxx,xxx (xx% of base salary)
Michael Golden	438,900 (70% of base salary)	877,800 (140% of base salary)	xxx,xxx (xx% of base salary)
P. Steven Ainsley	275,000 (55% of base salary)	550,000 (110% of base salary)	xxx,xxx (xx% of base salary)
James M. Follo	264,000 (55% of base salary)	528,000 (110% of base salary)	xxx,xxx (xx% of base salary)

In February 2008, the Committee determined to structure 2008 annual cash bonuses for corporate executives based on a similar allocation of 75% for Companywide performance and 25% for individual goals. For operating unit executives, 35% of the annual bonus will depend on the Companywide performance targets and 65% will depend on individual goals. Companywide performance will again be measured against achievement of targeted adjusted EBITDA amounts based on the annual operating budget. Individual goals are based on the executive's contribution to revenue growth and cost management for the Company and/or the executive's operating unit, customer satisfaction, Company culture and innovation. The Committee retains the discretion to increase or decrease the portion of the bonus dependent upon individual goals by up to 10% based on the level of achievement of goals regarding the continuing development of a diverse workforce. For our named executive officers, the target amounts for the annual 2008 bonuses range from $xxx,xxx to $x,xxx,xxx, with awards interpolated for performance between threshold and target and between target and maximum.

Name	Threshold ($)	Target ($)	Maximum ($)

Arthur Sulzberger, Jr.	0	x,xxx,xxx	x,xxx,xxx
Janet L. Robinson	0	x,xxx,xxx	x,xxx,xxx
Michael Golden	0	xxx,xxx	xxx,xxx
P. Steven Ainsley	0	xxx,xxx	xxx,xxx
James M. Follo	0	xxx,xxx	xxx,xxx

The Committee has set the specific amounts for each named executive officer based upon four factors discussed above. The grants are designed to result in payouts at the stated target amounts if the Company achieves its 2008 goals.

Long-Term Incentive Compensation

The Committee awards long-term compensation through long-term performance-based cash awards and equity incentives (in the form of options and restricted stock units). The allocation and size of these components is based on the four factors identified above.

Long-Term Performance Awards

Long-term performance awards, which are paid in cash, are designed to align the interests of the executives with our longer-term strategic objectives and to reward them in relation to the achievement of these objectives. As a result of the Company's previous shift from 5-year to 3-year cycles, no long-term performance cycle ended in 2007, and, accordingly, no payments were made.

For the long-term performance awards granted in 2008 for the three-year period 2008–2010, amounts that may potentially be paid will depend on two performance measures:

•
Fifty percent of the potential award depends on revenue growth in excess of expense growth from continuing operations over a three-year period. The Committee believes that this metric enhances the link between an award payment and the successful execution of our current growth strategy and cost control initiatives, which are particularly important during the current period of historical transformation in the industry.

•
Fifty percent of the potential award depends on a performance measure based upon return on invested capital, or ROIC, from continuing operations over a three-year period. The Committee believes that the ROIC metric aligns the interests of our executives with those of our stockholders by awarding incentive payments that correspond with the long-term creation of stockholder value, while also ensuring a better balance with other elements of long-term compensation, such as options and restricted stock units, which are tied to stock market performance. The Committee also believes the ROIC metric enables plan participants to take actions that directly affect our achievement of the targets.

We define ROIC as the quotient of:

•
our net operating profit after taxes, divided by,

•
our average "invested capital"—total assets less non-interest-bearing current liabilities (current liabilities other than short-term debt and capital lease obligations) and minority interests.

In setting the ROIC targets, the Committee determined that the effects of significant acquisition and dispositions (i.e., those above $10 million), changes in accounting rules, the cost of employee buy-outs not reflected in our budget and non-cash impairment charges for assets held for more than three years would be excluded. The Committee determined to exclude such non-cash impairment charges because a write-down can materially adversely affect the computation of ROIC for the measurement period, and the Committee determined that it would be inequitable to penalize executives for the impairment of assets acquired more than three years ago. With respect to assets acquired within three years, however, because the decision to acquire such assets would have been based in part upon the current executives' operating strategies, the Committee determined that any impairment charge should be taken into account in measuring the long-term performance award ultimately payable to such executives.

Achievement with respect to each element of the award is independent of the other. The actual amount that will be paid will depend on the two performance measures and will range from zero to 175% of the target amounts, depending on performance.

For our named executive officers, the target amounts for the long-term performance awards granted in 2008 for the three-year period 2008–2010 range from $xxx,xxx to $x,xxx,xxx, with awards interpolated for performance between threshold and target and between target and maximum.

Name	Threshold ($)	Target ($)	Maximum ($)

Arthur Sulzberger, Jr.	0	x,xxx,xxx	x,xxx,xxx
Janet L. Robinson	0	x,xxx,xxx	x,xxx,xxx
Michael Golden	0	xxx,xxx	xxx,xxx
P. Steven Ainsley	0	xxx,xxx	xxx,xxx
James M. Follo	0	xxx,xxx	xxx,xxx

The Committee has set the specific amounts for each named executive officer based upon four factors discussed above. The grants are designed to result in payouts at the stated target amounts if the Company achieves its goals for the three-year period 2008–2010.

Stock Options/Restricted Stock Units

Stock-based compensation for eligible employees, including the named executive officers, consists of stock options and restricted stock units. Including an equity component in executive compensation closely aligns the interests of the executives and our stockholders and rewards executives in line with stockholder gains.

Stock options produce value for executives only if our Class A stock price increases over the exercise price, which is set at the market price on the date of grant, calculated as the average of high and low stock prices on the date of grant. Also, through vesting and forfeiture provisions, they create incentives for executive officers to remain with us. Stock options granted to executive officers, including the named executive officers, vest in equal increments over four years and expire after ten years.

Restricted stock units create incentives for executives to increase the value of our Class A stock and to remain with us. Restricted stock units granted to executive officers, including the named executive officers, represent a right to receive shares of our Class A stock after a specified vesting period. During this vesting period, the units are generally forfeited if the holder leaves our employ but vest in the event of death, disability or retirement. Upon vesting, shares of Class A stock equal to the number of outstanding units are delivered free and clear of restriction. Restricted stock unit holders are entitled to receive payments equivalent to dividends paid on Class A stock. In 2007, our named executive officers received dividends or dividend equivalents on restricted stock or restricted stock units in the following amounts: Mr. Sulzberger, Jr.: $104,665; Ms. Robinson: $146,618; Mr. Golden: $19,506; Mr. Ainsley: $16,770; and Mr. Follo: $4,758.

Our Committee makes annual equity grants to key employees, including executives, at a regularly scheduled meeting. Historically, these grants were made in December. However, in 2007, the Compensation Committee elected to make annual equity awards in February of each year, beginning in February 2008, to better enable it to evaluate performance during the most recently completed fiscal year. As a result, in 2007, there were no restricted stock units or option grants to any of the named executive officers, other than to Mr. Follo, who received grants in connection with joining the Company.

In February 2008, our named executive officers received the following grants:

Name	Options (#)	Restricted Stock Units (#)

Arthur Sulzberger, Jr.	0	0
Janet L. Robinson	xxx,xxx	xx,xxx
Michael Golden	0	0
P. Steven Ainsley	xx,xxx	x,xxx
James M. Follo	xx,xxx	x,xxx

These grants were determined by the Committee based upon the four factors discussed above and informed by the evolving nature of executive compensation practices. In determining equity grants for named executive officers, the Committee also considered the number and value of shares underlying the options and restricted stock units being granted and the related effect on dilution to other stockholders and took into account the number of shares that remain available for grant under our executive stock incentive plan.

Restricted stock units granted in 2008 have a three-year vesting period, a decrease from the five-year vesting period of prior grants. The Committee determined, based in part on the advice of Korn/Ferry and Exequity, that a three-year vesting period was more consistent with comparable programs at other companies.

In light of the challenging period of transition that we and our industry are in and to demonstrate the commitment of the Ochs/Sulzberger family to the Company, Messrs. Sulzberger, Jr. and Golden requested that the Board not grant them stock-based compensation for February 2008, significantly reducing their compensation. The Board concluded that it would honor the request. Management created a bonus pool of $2 million, the approximate value of Messrs. Sulzberger, Jr. and Golden's stock-based compensation in 2005, the last year they received equity awards, to reward exceptional performance by employees who do not participate in our annual bonus plan.

It has long been our policy to not grant "in-the-money options" in any manner, including granting an option with an exercise price set at the market price as of a date preceding the grant date. Awards made other than pursuant to the annual equity grant—for example, to newly hired or recently promoted employees—typically take place shortly after issuance of our quarterly earnings releases, and grants to new employees occur only after employment has commenced. In the past, the Committee has delegated, and may in the future on an annual basis delegate, the authority to make option and other equity grants in limited circumstances, such as for newly hired or recently promoted employees, to a three-member management committee authorized to grant a limited number of options and other equity awards under specified parameters. To ensure compliance with its long-standing procedures, the Committee has adopted a written grant policy.

Other Elements of Executive Compensation

Our executive officers, including the named executive officers, participate in a supplemental executive retirement plan, which is a non-qualified plan designed to provide benefits to a select group of executives that, when added to retirement income provided under other Company plans, will ensure payment of a competitive level of retirement income to these individuals. As a result, the plan serves as an important retention tool.

Participation in the supplemental executive retirement plan is reviewed annually by our Chairman and Chief Executive Officer, who have the discretion to designate executive officers and other members of management for participation. All named executive officers currently participate in this plan. For a further discussion of the supplemental executive retirement plan, see "—Post-Employment Compensation—Supplemental Executive Retirement Plan" below.

We provide certain limited perquisites to our executive officers. Our approach to compensation does not include significant perquisites. Perquisites provided in 2007 consisted primarily of financial planning services in connection with the stock ownership guidelines described below as well as, for Mr. Golden, benefits provided in connection with his overseas assignment as Publisher of the International Herald Tribune and, for Mr. Ainsley, benefits provided in connection with his appointment as Publisher of The Boston Globe in September 2006 and related relocation to Boston from Tampa, Florida. Our Committee believes that these perquisites are relatively modest compared to those provided to executives at other public companies. For our executive officers, including our named executive officers, we also pay Medicare taxes and related tax reimbursements owed on supplemental executive retirement plan benefits and restricted stock units outstanding when those officers become eligible for retirement.

Stock Ownership Guidelines

Since 2004, we have maintained minimum stock ownership guidelines for those executive officers named in the "Summary Compensation Table." The Chairman is required to own shares of the Company's Class A stock equal in value to three times current annual base salary, and the other named executive officers are required to own shares equal in value to one or two times current annual base salary. Restricted stock and restricted stock units are counted in calculating ownership, but stock options are not. Each affected executive officer has five years from becoming subject to the guidelines to attain the full holding requirements. The Committee is advised annually of the holdings of each affected officer. All of our named executive officers are in compliance with the guidelines.

Tax Matters

The Internal Revenue Code imposes certain limitations on the deductibility of compensation paid to those executive officers named in the "Summary Compensation Table." Certain compensation, including performance-based compensation meeting specified requirements, is exempt from this deduction limit. To the extent consistent with corporate performance objectives, we have structured, and intend to continue to structure, performance-based compensation, including stock option grants, annual bonuses and long-term performance awards, to executive officers who may be subject to these limitations in a manner that maximizes the available deduction. However, we have awarded non-deductible compensation in the past, and we expect to do so in the future when we deem that it is necessary to further the objectives of executive compensation.

The principal components of non-deductible compensation include the individual and diversity components of the executive officers' annual bonus, restricted stock and restricted stock unit awards and perquisites. The Committee believes that retaining the discretion to award annual bonuses based in part on individual goals and diversity furthers the interests of the Company notwithstanding the increased cost of awarding non-deductible compensation. Similarly, the Committee believes that the benefit of including time-vested restricted stock units as a component of overall compensation outweighs the cost of the lost deduction. The Committee continues to evaluate these items on an annual basis.

Summary Compensation Table

The table below summarizes the total compensation earned by each named executive officer for the fiscal year ended December 30, 2007. We have not entered into any employment agreements with any of the named executive officers.

Beginning in 2008, the Compensation Committee elected to make its annual equity awards in February of each year, when annual and long-term cash bonuses are approved for the most recently completed performance cycle. As a result, there were no restricted stock unit or stock option awards to any of the named executive officers in 2007, other than to Mr. Follo, who received grants in connection with joining the Company. Ms. Robinson and Messrs. Ainsley and Follo received equity grants in February 2008. At their request and as with the prior annual equity grant, Messrs. Sulzberger, Jr. and Golden received no restricted stock unit or stock option awards in 2008, significantly reducing their compensation. See "Compensation Discussion and Analysis" for further information on our 2008 equity grants.

In the "Stock Awards" and "Option Awards" columns, SEC regulations require us to disclose the amount of compensation expense recognized in the relevant fiscal year for restricted stock, restricted stock units and stock option awards, whether such grants were made in that year or in prior years, in accordance with FAS 123-R. For 2007, the amounts included in the "Stock Awards" and "Option Awards" columns for the named executive officers, other than Mr. Follo, are the amounts of compensation expense recognized in fiscal 2007 related to restricted stock, restricted stock units and/or stock option awards made in prior years. Mr. Follo's amounts reflect compensation expense recognized in fiscal 2007 related to restricted stock unit and stock option awards granted in 2007.

Our named executive officers are determined based on total compensation, which is calculated under SEC regulations. Mr. Ainsley, publisher of The Boston Globe, is included as a named executive officer because he became retirement-eligible in 2007 as a result of turning 55. This triggered the accelerated recognition of unamortized expense for most of his outstanding equity awards, an amount that is included in his total compensation under SEC regulations.

Name and Principal Position (a)	Fiscal Year (b)	Salary ($)[1] (c)	Bonus ($) (d)	Stock Awards ($)[2] (e)	Option Awards ($)[2] (f)	Non-Equity Incentive Plan Compensation ($)[3] (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[4] (h)	All Other Compensation ($)[5] (i)	Total ($) (j)

Arthur Sulzberger, Jr. Chairman of the Board and Publisher, The New York Times	2007 2006	1,087,000 1,087,000	— —	845,754 1,669,104	69,640 894,256	x,xxx,xxx 560,521	212,935 —	28,251 152,975	x,xxx,xxx 4,363,856
Janet L. Robinson President and Chief Executive Officer	2007 2006	1,000,000 1,000,000	— —	665,980 1,261,729	64,918 1,105,993	xxx,xxx 841,000	1,281,325 148,370	30,187 45,586	x,xxx,xxx 4,402,678
Michael Golden Vice Chairman	2007 2006	627,000 627,000	— —	101,678 101,678	35,020 65,000	xxx,xxx 371,889	197,499 —	268,078 466,000	x,xxx,xxx 1,631,567
P. Steven Ainsley Publisher, The Boston Globe	2007	500,000	—	321,111	417,530	xxx,xxx	404,125	237,011	x,xxx,xxx
James M. Follo Senior Vice President and Chief Financial Officer	2007	480,000	—	24,064	49,500	xxx,xxx	—	18,609	x,xxx,xxx

1.
For 2007, the salaries for all named executive officers remained at the same levels as for 2006, other than for Mr. Follo, who joined the Company effective January 8, 2007. We have historically set and paid salaries on a calendar-year basis; however, beginning in 2008, the Compensation Committee elected to set salaries effective March 1. See "Compensation Discussion and Analysis" for further information on our salary-setting process.

We paid a portion of Mr. Golden's salary in 2007 in euros. For purposes of the presentation above, these amounts have been converted into U.S. dollars at a conversion rate of one euro to $1.38335.

2.
Included in the "Stock Awards" and "Option Awards" columns for 2007 are the amounts of compensation expense recognized in fiscal 2007 related to restricted stock, restricted stock units and stock option awards granted in 2007 (only for Mr. Follo) and prior fiscal years in accordance with FAS 123-R. For a discussion of the assumptions used in calculating the expense, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007. The actual amount ultimately realized by a named executive officer will vary depending on stock price fluctuations and the timing of vesting or exercise.

3.
The "Non-Equity Incentive Plan Compensation" column reflects payments in connection with our annual bonus awards. See "Compensation Discussion and Analysis" for an explanation of our annual and long-term performance awards.

4.
For 2007, represents the aggregate increase in the actuarial present value of each named executive officer's accumulated benefit under The New York Times Companies Pension Plan (the "Pension Plan") and the Supplemental Executive Retirement Plan, as amended and restated through January 1, 2008 (the "SERP"), accrued during 2007. The calculation of the actuarial present value of accumulated benefits assumes a discount rate as of December 30, 2007, of 6.45% for the Pension Plan and 6.33% for the SERP, and a discount rate as of December 31, 2006, of 6% for each plan. For a discussion of the assumptions used in calculating the actuarial present value, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007.

Under our Deferred Executive Compensation Plan (the "DEC"), participants are allowed to defer portions of their salary, annual bonus and long-term performance award. See "Nonqualified Deferred Compensation" below. These deferrals are credited with earnings based on the rates of return earned by various third-party mutual funds offered under the DEC from time to time and selected by the participant. The DEC does not provide for earnings at above-market or preferential rates. As a result, no earnings related to the DEC are included in column (h).

5.
The table below shows the 2007 components of column (i), which include perquisites, tax payments/reimbursements, the Company match for each individual's 401(k) plan contributions, and life insurance premiums:

Name	Perquisites[a]	Tax Payments or Reimbursements[b]	401(k) Contributions[c]	Life Insurance Premiums[d]

Arthur Sulzberger, Jr.	$11,281	$7,850	$6,600	$2,520
Janet L. Robinson	$9,000	$12,067	$6,600	$2,520
Michael Golden	$173,375	$86,523	$6,600	$1,580
P. Steven Ainsley	$178,980	$50,171	$6,600	$1,260
James M. Follo	$9,000	$4,900	$3,600	$1,109

  (a)
  Amounts for all named executive officers, other than Mr. Ainsley, include the incremental cost to the Company of financial planning services provided in connection with our stock ownership guidelines ($9,000). Amounts for Mr. Sulzberger, Jr. also include personal use of the corporate aircraft on one occasion ($2,281). We calculate the incremental cost to the Company of any personal use of the corporate aircraft based on the cost of fuel, allocated trip-related maintenance, on-board catering, crew travel expenses, landing fees and trip-related hangar and parking costs. Because the Company-owned airplane is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots' salaries, depreciation and the cost of maintenance not related to trips.

  Amounts for Mr. Golden include perquisites received in connection with his overseas assignment. Mr. Golden's duties as Publisher of the International Herald Tribune, a position he held until January 2008, required that he spend approximately three-quarters of his working time outside of the United States, with Paris, France, as his principal place of business. Amounts shown for him principally represent expenses incurred as a result, including a housing allowance of $84,279; cost-of-living adjustment of $49,036; spousal travel between Paris and New York of $28,867; and apartment insurance and auto rental. We paid a portion of these perquisites in 2007 in euros. For purposes of the presentation above, these amounts have been converted into U.S. dollars at a conversion rate of one euro to $1.38335

  In connection with Mr. Ainsley's appointment as Publisher of The Boston Globe in September 2006, he relocated to Boston from Tampa, Florida. Amounts shown for him represent a cost of living stipend of $35,000 and relocation expenses of $143,980, which includes temporary housing expenses; moving costs, closing costs associated with the purchase of his Massachusetts home, and monthly payments offsetting mortgage, bridge-loan and home equity loan interest charges on his Massachusetts home.

  (b)
  Amounts for each named executive officer, other than Mr. Follo, include payments of Medicare taxes and related tax reimbursements on SERP benefits. Amounts for Messrs. Sulzberger, Jr., Golden and Follo and Ms. Robinson include tax reimbursements on imputed income for financial planning services. Amounts for Mr. Sulzberger, Jr. include tax reimbursements for income taxes on imputed income related to family travel on Company aircraft that resulted in de minimis aggregate incremental cost to the Company. Amounts for Mr. Golden include tax reimbursements on the perquisites related to his overseas assignment, described above, as well as tax equalization payments of $79,313 for French taxes. Amounts for Mr. Ainsley include tax reimbursements on the relocation perquisites, described above.

  (c)
  Amounts represents our 50% match of employee contributions (per Internal Revenue Service limits) by or on behalf of the named executive officers to our Supplemental Retirement and Investment Plan, a tax-qualified retirement savings plan.

  (d)
  We pay for premiums for basic life insurance for all employees, including our executive officers. Coverage is equal to an employee's annual salary, with a minimum of $20,000 and a maximum of $1 million.

Grants of Plan-Based Awards

Beginning in 2008, the Compensation Committee elected to make annual and long-term performance awards and annual equity awards in February of each year, when annual and long-term bonuses are approved for the most recently completed performance cycle. As a result, the bonus potentials and targets for 2008 annual awards and 2008–2010 long-term performance awards were set in February 2008 and are not reflected in the table below. Likewise, in 2007, there were no restricted stock unit or stock option awards to any of the named executive officers, other than to Mr. Follo, who received grants in connection with joining the Company in 2007.

In 2008, we granted annual and long-term performance-based awards:

-
The Compensation Committee has set specific performance goals that will be used to determine the amount of 2008 annual cash bonuses to senior executives, including named executive officers. A target annual bonus amount, which is a percentage of the individual's base salary, was designated for each named executive officer.

  The amount of the target that will actually be paid at the end of 2008 will depend 75% on our achievement of designated targets for EBITDA, and 25% upon the named executive officer's achievement of individual goals related to strategic development and organizational effectiveness. The total may be increased or decreased by up to 10% based on the level of achievement of diversity goals.

-
Under our long-term performance award program for senior executives, a grant was made in February 2008 for the three-year cycle commencing January 2008. The actual amount that will be paid will depend on two performance measures and will range from $0 to the maximum amount, depending on performance. Fifty percent of the potential award is based on the percentage increase in our revenues in excess of the percentage increase in costs and expenses during the three-year period 2008–2010. Fifty percent of the potential award depends on a performance measure based upon ROIC. Achievement with respect to each element of the award is independent of the other.

Further information about these awards is included in "Compensation Discussion and Analysis."

In 2008, we granted annual stock-based compensation to eligible employees, including executive officers, consisting of stock options and restricted stock units.

-
Stock options granted to executive officers have an exercise price equal to the average of the high and low sales prices of the Class A stock on the date of grant and produce value only if the Class A stock price increases over the exercise price. They vest in equal annual increments over four years and expire after ten years.

-
Restricted stock units granted to executive officers represent a right to receive shares of Class A stock upon vesting. During the three-year vesting period, the units are forfeited if the holder leaves the employ of the Company, but vest in the event of death, disability or retirement. The holder of restricted stock units is entitled to receive payments equivalent to dividends paid on Class A stock; no preferential rate is paid. Historically, our Board has declared dividends on a quarterly basis. In 2007, we paid dividends of $0.865 per share of Class A stock. Upon vesting, shares of Class A stock equal to the number of outstanding units are delivered free and clear of restriction.

Ms. Robinson and Messrs. Ainsley and Follo received equity grants in February 2008. At their request, there were no restricted stock unit or stock option awards granted to Messrs. Sulzberger, Jr. or Golden in 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units[1] (#) (i)
						All Other Option Awards: Number of Securities Underlying Options[2] (#) (j)
								Grant Date Fair Value of Stock and Option Awards[3] ($)
							Exercise or Base Price of Option Awards ($/Sh) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)					Closing Market Price ($/Sh)

James M. Follo	2/2/2007	—	—	—	5,500	54,000	23.865	347,258	24.17

1.
Each restricted stock unit corresponds to one share of Class A stock and entitles Mr. Follo to receive one share of Class A stock on the conversion date.

2.
All stock options are for Class A stock and have an exercise price of $23.865, equal to the average of the high and low stock prices, as reported on the New York Stock Exchange, on the February 2, 2007, grant date.

3.
This column shows the grant date fair values of restricted stock units and stock options awarded on February 2, 2007, as estimated for financial reporting purposes ($23.865 per restricted stock unit; $4.00 per option). These amounts reflect accounting expenses and may not represent the actual value that will be realized by Mr. Follo.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock options, restricted stock and restricted stock units as of December 30, 2007.

	Option Awards[1]				Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable[1] (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($) (h)

Arthur Sulzberger, Jr.[3]	0	0	—	12/14/2016	35,500	615,215
	75,000	75,000	27.4450	12/20/2015
	44,250	14,750	39.5950	12/16/2014
	90,000	0	46.3400	12/18/2013
	150,000	0	46.0150	12/12/2012
	150,000	0	43.0550	12/18/2011
	150,000	0	40.2500	12/20/2010
	150,000	0	47.2813	12/16/2009
	150,000	0	34.3438	12/17/2008
Janet L. Robinson	56,250	168,750	23.8300	12/14/2016	124,250	2,153,253
	74,500	74,500	27.4450	12/20/2015
	41,250	13,750	39.5950	12/16/2014
	48,000	0	46.3400	12/18/2013
	80,000	0	46.0150	12/12/2012
	80,000	0	43.0550	12/18/2011
	80,000	0	40.2500	12/20/2010
	80,000	0	47.2813	12/16/2009
	70,000	0	34.3438	12/17/2008
Michael Golden[4]	0	0	—	12/14/2016	19,775	342,701
	30,000	30,000	27.4450	12/20/2015
	22,252	7,418	39.5950	12/16/2014
	48,000	0	46.3400	12/18/2013
	80,000	0	46.0150	12/12/2012
	80,000	0	43.0550	12/18/2011
	80,000	0	40.2500	12/20/2010
	80,000	0	47.2813	12/16/2009
	80,000	0	34.3438	12/17/2008
P. Steven Ainsley	16,250	48,750	23.8300	12/14/2016	16,944	293,640
	20,000	20,000	27.4450	12/20/2015
	19,590	6,530	39.5950	12/16/2014
	24,000	0	46.3400	12/18/2013
	40,000	0	46.0150	12/12/2012
	20,000	0	43.0550	12/18/2011
	20,000	0	40.2500	12/20/2010
	20,000	0	47.2813	12/16/2009
	10,106	0	34.3438	12/17/2008
James M. Follo[5]	0	54,000	23.8650	2/02/2017	5,500	95,315

1.
Stock options granted to these executives under the NYT Stock Plan become exercisable in four equal installments over a period of four years from the date of grant and have a term of ten years.

2.
Market value at December 28, 2007 ($17.33), the last trading day of our 2007 fiscal year. Restricted stock awarded in December 2004 to named executive officers vested 50% in 2007 on the third anniversary of grant and vests 50% on the fourth anniversary of grant. Restricted stock and restricted stock units awarded in 2003 through 2007 vest 100% on the fifth anniversary of grant. The grant and vesting dates of the restricted stock and restricted stock units awards are as follows.

Name	Restricted Stock/ Restricted Stock Units	Grant Date	Vesting Date

Arthur Sulzberger, Jr.	0	12/14/2006	—
	30,000	12/20/2005	12/20/2010
	5,500	12/16/2004	12/16/2008
Janet L. Robinson	25,000	12/14/2006	12/14/2011
	74,000	12/20/2005	12/20/2010
	5,250	12/16/2004	12/16/2008
	20,000	12/18/2003	12/18/2008
Michael Golden	0	12/14/2006	—
	12,000	12/20/2005	12/20/2010
	2,775	12/16/2004	12/16/2008
	5,000	2/24/2004	2/24/2009
P. Steven Ainsley	6,500	12/14/2006	12/14/2011
	8,000	12/20/2005	12/20/2010
	2,444	12/16/2004	12/16/2008
James M. Follo[5]	5,500	2/2/2007	2/2/2012

3.
Mr. Sulzberger, Jr. has transferred the following stock options to a family limited partnership in which his spouse is a general partner.

Amount	Option Expiration Date

75,000	12/20/2010
75,000	12/17/2008
4.
Mr. Golden has transferred the following stock options to a family limited partnership in which his spouse is a general partner.

Amount	Option Expiration Date

20,000	12/12/2012
40,000	12/18/2011
40,000	12/20/2010
40,000	12/16/2009
40,000	12/17/2008
5.
Mr. Follo joined the Company in January 2007.

Option Exercises and Stock Vested

The following table shows amounts received upon the exercise of stock options or vesting of restricted stock or restricted stock units during 2007.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting[1] ($) (e)

Arthur Sulzberger, Jr.	—	—	85,500	1,453,255
Janet L. Robinson	—	—	45,250	768,653
Michael Golden	—	—	2,775	46,648
P. Steven Ainsley	—	—	2,443	41,067
James M. Follo	—	—	—	—

1.
Represents the market value of shares of restricted stock as follows:

	Grant Date	Vesting Date	Number of Shares	Fair Market Value at Vesting ($)

Arthur Sulzberger, Jr.	12/19/2002	12/19/2007	80,000	1,360,800
	12/16/2004	12/16/2007	5,500	92,455
Janet L. Robinson	12/19/2002	12/19/2007	40,000	680,400
	12/16/2004	12/16/2007	5,250	88,253
Michael Golden	12/16/2004	12/16/2007	2,775	46,648
P. Steven Ainsley	12/16/2004	12/16/2007	2,443	41,067

Post-Employment Compensation

The following table shows the number of years of credited service and actuarial present value of accumulated benefit under the Pension Plan and SERP as of December 30, 2007, the measurement date for each plan. The present value amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to the named executive officers.

Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($)[1] (d)	Payments During Last Fiscal Year ($) (e)
Arthur Sulzberger, Jr.	Pension Plan	29	619,446	0
	SERP	29	7,780,272	0
Janet L. Robinson	Pension Plan	24	595,318	0
	SERP	24	6,755,128	0
Michael Golden	Pension Plan	23	480,602	0
	SERP	23	4,311,926	0
P. Steven Ainsley	Pension Plan	29	578,842	0
	SERP	29	1,664,173	0
James M. Follo	Pension Plan	0	—	—
	SERP	0	—	—

1.
The assumed retirement age used to calculate the actuarial present value of each named executive officer's accumulated benefit is the age at which the named executive officer would be eligible to receive unreduced benefits. Under the Pension Plan, Mr. Sulzberger, Jr. would be eligible to receive unreduced benefits at age 62 with 30 years of service, Ms. Robinson would be eligible to receive unreduced benefits at age 63 with 30 years of service, and all other named executive officers would be eligible to receive unreduced benefits at age 65. Under the SERP, each named executive officer would be eligible to receive unreduced benefits at age 60 with 10 years of service. For a discussion of the assumptions used in calculating the valuation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007.

Pension Plan

The Pension Plan is a defined benefit pension plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. It is designed to provide retirement income to eligible employees and their beneficiaries. All of our employees who are at least 21 years old and are not covered by a collective bargaining agreement are eligible to participate in the Pension Plan after completing one year of service, during which they completed at least 1,000 hours of service. All of the named executive officers are participants.

Pension Plan Benefits

Pension Plan benefits are based on a participant's years of credited service with the Company and final average earnings. Final average earnings are computed by:

•
averaging the executive's monthly earnings for the highest 60 consecutive months in the 120 months preceding termination of employment, and

•
then multiplying that average by 12.

For this purpose, earnings include the participant's total:

•
base salary,

•
annual cash bonus, and

•
sales commissions, if any.

Earnings do not include long-term performance award payments or payments under any of our other compensation plans. The Internal Revenue Code limits the amount of annual earnings that can be taken into account when computing benefits under a tax-qualified plan, like the Pension Plan. For 2007, the maximum amount of earnings that can be taken into account when computing Pension Plan benefits was $225,000.

Normal Retirement

The annual retirement benefit payable at normal retirement age (age 65) is equal to:

•
1 1/2% of "final average earnings" for each year of credited service up to 25 years, plus

•
5/8% of "final average earnings" for each year of credited service between 26 and 40 years.

Early Retirement

A participant who retires between the ages of 55 and 65 with five or more years of credited service will receive an early retirement benefit based on the same factors of service and final average earnings. This benefit, however, will be reduced to account for early commencement as follows. If the participant has:

•
less than 30 years of service at retirement, the annual benefit will be reduced by 1/3 of 1% for each month by which the commencement of the early retirement benefit precedes the participant's normal retirement date;

•
at least 30 years of credited service and starts receiving the benefits prior to reaching age 62, the annual early retirement benefit will be reduced by 1/3 of 1% for each month by which the commencement of the early retirement benefit precedes the participant's 62nd birthday; and

•
at least 30 years of credited service and starts receiving the early retirement benefits upon or after reaching age 62, the annual early retirement benefit will not be reduced for early commencement.

As of December 30, 2007, the last day of our fiscal year, each of our named executive officers, other than Mr. Follo, was eligible for early retirement.

Delayed Retirement

A participant who works past normal retirement age will receive a retirement benefit based on the participant's service (up to 40 years maximum) and final average earnings at the delayed retirement date.

Maximum Benefit

The Internal Revenue Code imposes limits on the amount of annual retirement benefits that we can provide under a tax-qualified plan, like the Pension Plan. For 2007, the maximum annual retirement benefit that can be provided under the Pension Plan was $180,000.

Pension Plan Distributions

Generally, a retired participant can elect to begin receiving retirement benefits as of the first day of any month after his or her retirement date. The Internal Revenue Code, however, requires that a retired participant begin receiving retirement benefits no later than April 1 of the year after the year in which the participant reaches age 70 1/2.

The normal form of retirement benefit for an unmarried participant is a straight life annuity. For a married participant, the normal form is a subsidized joint and 50% spouse's annuity. This type of annuity provides a reduced pension for the participant's life with 50% of the reduced pension continuing to the participant's spouse after the participant's death. Because it is subsidized, the value of the joint and 50% spouse's annuity is more than the actuarial equivalent of a straight life annuity. In lieu of the normal form of benefit, unmarried participants, and married participants whose spouses consent, may elect to receive payment of their retirement benefits in any of the following optional forms:

•
Joint and 25%, 50%, 75% or 100% survivor annuity. This provides a reduced pension for the participant's life with either 50%, 75% or 100% of the reduced pension continuing to the participant's beneficiary (which does not need to be the spouse) after the participant's death.

•
Five-, 10- or 15-year period certain life annuities. This provide a reduced pension for the participant's lifetime with either the first five, 10 or 15 years of payments guaranteed to continue to the participant's beneficiary in the event of the participant's death.

•
Level-income option. This provides an increased pension prior to the participant's social security start date. After social security benefits begin, the participant's pension is reduced so that the participant's combined annual pension and social security benefits are approximately equal to the annual pension benefit received prior to the social security start date.

•
Single life annuity. This provides a monthly pension for the participant's lifetime with no payments continuing after the participant's death.

A participant may not elect to receive retirement benefits in a single lump sum payment.

Supplemental Executive Retirement Plan ("SERP")

The SERP is a non-qualified defined benefit pension plan. It is designed to provide participants with a competitive amount of total retirement income when added to the retirement income from the Pension Plan. Only key senior Company executives designated by the SERP Committee, a Company management committee, can participate in the SERP. All of the named executive officers are participants.

SERP Benefits

Like the Pension Plan, SERP retirement benefits are based on a participant's years of service with the Company and final average earnings. Final average earnings for purposes of the SERP are computed the same way as under the Pension Plan, except that there is no annual limit on the amount of earnings that can be taken into account when computing SERP benefits. All participants are subject to non-competition restrictions for the duration of the period during which the participant is receiving benefits under the SERP. Under these non-competition restrictions, the SERP Committee has the discretion to discontinue, suspend or limit benefit payments to any participant in pay status who engages in any business or practice or is employed in any position that the SERP Committee deems to be in competition with the Company or any of its businesses or interests.

Normal Retirement

The annual SERP retirement benefit payable at normal retirement age (age 65) is equal to:

•
50% of "final average earnings" minus the benefits paid under the Pension Plan at age 65 if the participant has at least 20 years of service at retirement, or

•
2.5% of final average earnings for each year of service minus the benefits paid under the Pension Plan at age 65 if the participant has less than 20 years of service at retirement.

Early Retirement

A SERP participant who retires between the ages of 60 and 65 with 10 or more years of service will receive a benefit based on the participant's service and final average earnings at retirement. This benefit will not be reduced because of early commencement. However, the benefit of a SERP participant who retires with 10 or more years of service between ages 55 and 60 will be reduced by one-third of one percent for each month benefits commence prior to age 60. A SERP participant who retires between ages 55 and 60 must also obtain the SERP Committee's consent prior to retiring. A participant is not entitled to a SERP benefit if the participant either:

•
retires prior to age 65 with less than 10 years of service, or

•
retires with 10 or more years of service between age 55 and 60 without first obtaining the SERP Committee's consent.

As of December 30, 2007, the last day of our fiscal year, each of our named executive officers, other than Mr. Follo, was eligible for early retirement with SERP Committee consent.

Delayed Retirement

A participant who works past normal retirement age will receive a SERP benefit based on the participant's service and final average earnings at age 65.

SERP Age and Service Credits

The service credit that is used for calculating SERP retirement benefits can be more than a participant's actual service in specified situations authorized by the SERP Committee. In the past, the SERP Committee has authorized additional service credit in connection with individual voluntary severance arrangements. Also, a participant's service and age used for calculating SERP benefits and determining retirement dates can include additional service and age credit the participant received under a voluntary buyout plan or agreement. None of the named executive officers has received additional age or service credits under the SERP.

SERP Distributions

During 2007, SERP benefits were paid at the same time and in the same annuity form as Pension Plan benefits. Executives cannot elect to receive a lump sum payment of their SERP benefits. For 2008, SERP benefits will continue to be paid at the same time and in the same annuity form as Pension Plan benefits pursuant to an Internal Revenue Code Section 409A transition rule that had been scheduled to expire on December 31, 2007, but was extended in 2007 through December 31, 2008. It is expected that the distribution provisions of the SERP will be revised in 2008, effective January 1, 2009, to comply with the new distribution requirements of Internal Revenue Code Section 409A.

Nonqualified Deferred Compensation

The following table shows contributions, earnings and balances under our DEC.

Name (a)	Executive Contributions in Last FY($)[1] (b)	Registrant Contributions in Last FY ($)[2] (c)	Aggregate Earnings in Last FY ($)[3] (d)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at Last FYE ($)[4] (f)

Arthur Sulzberger, Jr.	0	—	460,119	—	6,329,055
Janet L. Robinson	0	—	69,281	—	898,859
Michael Golden	0	—	302,432	—	3,603,584
P. Steven Ainsley	54,846	—	51,880	—	819,276
James M. Follo	0	—	—	—	—

1.
For Mr. Ainsley, reflects a portion of his annual bonus earned in 2006 and payable in 2007 deferred at his election. This amount was not included for 2007 in the Summary Compensation Table.

2.
We make no contributions to the DEC.

3.
Deferred amounts earn returns at a rate equal to the returns earned by several widely held third-party mutual funds, as elected by the participant. Earnings may increase or decrease depending on the performance of the elected investments. The DEC does not provide for earnings at above-market or preferential rates. As a consequence, no earnings related to the DEC are included in Summary Compensation Table.

4.
Includes the following amounts included in Summary Compensation Tables in 2006: Mr. Sulzberger, Jr.: $280,261; and Mr. Golden: $116,768.

Deferred Executive Compensation Plan

All of the named executive officers, other than Mr. Follo, participate in our Deferred Executive Compensation Plan, referred to as the DEC.

Permitted Deferrals

Under the DEC, participants are currently allowed to defer up to:

•
33% of their base salary,

•
85% of their annual bonus,

•
85% of their long-term performance awards, and

•
85% of amount payable to them, if any, under our advertising and circulation sales incentive plan.

Also, any participant who is a "covered employee" as defined in Internal Revenue Code Section 162(m) may defer 100% of any bonus if the bonus would cause the participant's compensation to exceed the deductible amount under Internal Revenue Code Section 162(m).

Earnings on Deferrals

DEC deferrals are credited with earnings. Earnings are based on the rates of return earned by various third-party mutual funds offered under the DEC from time to time.

When a participant makes a deferral, the participant elects which of the available mutual funds will be used to measure earnings on the deferral. A participant can change his or her earnings election at any time through our third-party administrator. There are no restrictions on the frequency of changes, and any election changes are applied prospectively only. Currently, we offer participants the choice of the following nine funds to measure earnings under the DEC (listed with rate of return for the 2007 fiscal year):

Fund	Rate of Return

Vanguard Short-Term Federal Fund	7.43%
Vanguard Total Bond Market Index Fund	6.92%
Vanguard Asset Allocation Fund	6.58%
Vanguard Growth and Income Fund	2.62%
Vanguard International Growth Fund	15.98%
Russell Institutional Equity I Fund	10.76%
Russell Institutional Equity II Fund	4.77%
AIM Constellation Growth Fund	12.01%
Putnam Asset Allocation Fund—Balanced Portfolio.	1.89%

If a participant does not make a fund election, the participant's earnings are measured based on the rate of return of the Vanguard Short-Term Federal Fund.

Distribution of Deferrals

When a participant elects to make a deferral, the participant must also elect the duration of the deferral period. The deferral period can be no less than two years and no more than 15 years. (A participant may subsequently elect to extend the deferral period for a minimum of five and a maximum of 15 additional years if they continue to be employed and if requirements specified in the DEC are met.) At the same time, a participant must also elect the form in which the deferral will be paid. The choices are a single lump sum payment or five, 10 or 15 substantially equal annual installments. Regardless of any deferral and payment elections a participant has in effect, the executive's entire DEC account balance will be paid to the participant in a single lump sum upon a change of control of the Company.

Potential Payments Upon Termination or Change-In-Control

We have no employment agreements with any of our named executive officers, and we have not agreed to any plans or arrangements that would entitle them to any benefit upon a change in control or upon resignation, severance, retirement or other termination that is not generally available to salaried employees, other than as described under "—Post-Employment Compensation—Supplemental Executive Retirement Plan" and as set forth above.

Certain elements of compensation are, however, treated differently upon various termination of employment scenarios, as described below. The following describes how certain elements of compensation are handled under these scenarios for the named executive officers, assuming termination as of the last day of the fiscal year.

•
Base salary—Base salary is paid through the last day worked, regardless of reason for termination of employment.

•
Annual and long-term performance awards—Eligible employees who work through the last day of the fiscal year are eligible for annual and long-term performance awards payable for that year, if terminated because of death, disability or retirement.

•
Stock options—Treatment depends on the reason for termination of employment.

—
Termination—All stock options that were not vested are forfeited effective upon the date of termination. Vested stock options that were not exercised prior to termination are exercisable up to one year, not to extend beyond the original expiration date.

—
Death, Disability or Retirement—Stock options granted in the year prior to termination that would be exercisable on the first anniversary of grant become immediate exercisable and remain so until the original expiration date. Options that would become exercisable more than one year from grant will generally become exercisable 30 days after death, disability or retirement (in the absence of action by the Compensation Committee of the Board of Directors of the Company) and remain so until the original expiration date.

•
Restricted stock and restricted stock units—Treatment depends on the reason for termination of employment.

—
Termination—All restricted stock and restricted stock units that were not vested are forfeited effective upon the date of termination.

—
Death, Disability or Retirement—Restricted stock and restricted stock units immediately vest (subject to applicable tax regulations).

•
Retirement benefits (Pension and SERP)—Benefits will be paid out upon retirement as described above under "—Post-Employment Compensation."

•
Nonqualified deferred compensation—Upon termination for any reason other than death, a participant's DEC account balance will be paid according to the deferral and payment elections then in effect. Upon death, the balance will be paid out to the participant's beneficiary according to the deferral and payment elections then in effect. Upon a change in control of the Company, a participant's entire DEC account balance will be paid to the participant in a single lump sum.

•
Perquisites and Other Executive Benefits—In most cases, participation ends on the last day worked, unless otherwise agreed by the Committee.

The following table and footnotes quantify the payments and benefits that each named executive officer would be required to be paid under the Company's compensation programs upon various scenarios for termination of employment or a change-in-control of the Company.

Payment Upon Termination or Change-in-Control Table

Name	Termination ($)	Resignation[1] ($)	Death, Disability or Retirement[2] ($)	Change in Contro1[3] ($)

Arthur Sulzberger, Jr.
Stock options	0		0	0
Restricted stock/restricted stock units	0		615,215	0
Salary	0		0	0
Retirement benefits[4]	953,039		953,039	953,039
Non-qualified deferred compensation	6,329,055		6,329,055	6,329,055
Severance benefits under Company's Severance Pay Plan	1,087,000		0	0
Janet L. Robinson
Stock options	0		0	0
Restricted stock/restricted stock units	0		2,153,253	0
Salary	0		0	0
Retirement benefits[4]	719,299		719,299	719,299
Non-qualified deferred compensation	898,859		898,859	898,859
Severance benefits under Company's Severance Pay Plan	942,308		0	0
Michael Golden
Stock options	0		0	0
Restricted stock/restricted stock units	0		342,701	0
Salary	0		0	0
Retirement benefits[4]	494,846		494,846	494,846
Non-qualified deferred compensation	3,603,584		3,603,584	3,603,584
Severance benefits under Company's Severance Pay Plan	554,654		0	0
P. Steven Ainsley
Stock options	0		0	0
Restricted stock/restricted stock units	0		293,640	0
Salary	0		0	0
Retirement benefits[4]	284,813		284,813	284,813
Non-qualified deferred compensation	819,276		819,276	819,276
Severance benefits under Company's Severance Pay Plan	500,000		0	0
James M. Follo
Stock options	0	0	0	0
Restricted stock/restricted stock units	0	0	95,315	0
Salary	0	0	0	0
Retirement benefits[4]	0	0	0	0
Non-qualified deferred compensation	0	0	0	0
Severance benefits under Company's Severance Pay Plan	36,923	0	0	0

1.
Mr. Sulzberger, Jr., Ms. Robinson and Messrs. Golden and Ainsley were eligible to retire under the Company's retirement plans as of December 30, 2007, the last day of our 2007 fiscal year. Accordingly, payments to them upon any resignation would be the same as upon retirement as set forth under "Death, Disability or Retirement."

2.
The amounts shown for stock options and restricted stock/restricted stock units represent the in-the-money value of unexercisable stock options and restricted stock/restricted stock units that would immediately become exercisable and/or deliverable in shares, respectively, upon retirement, death or disability of the named executive officer, based on the Company's closing stock price on December 28, 2007 ($17.33), the last trading day of our 2007 fiscal year. The option exercise prices of all options held by the named executive officers exceeded such closing stock price. As a result, no value would be received upon accelerated vesting of stock options.

3.
The Company's only change-in-control provisions are in the DEC. Generally, for purposes of the DEC, a change of control is deemed to occur if:

(i)
any person or group acquires Company stock that, together with stock they already hold, equals 50% or more of the fair market value of the Company's outstanding common stock or that has the ability to elect 50% or more of the Company's directors;

(ii)
a majority of the Company's directors are replaced during any 12-month period by directors who were not endorsed by a majority of the existing directors; or

(iii)
any person or group acquires Company assets during any 12-month period that have a total fair market value equal to 40% or more of the total fair market value of all the Company's assets immediately before the acquisition, except in certain limited circumstances described in the DEC.

4.
The amounts shown represent anticipated annual pension and SERP payments assuming retirement at December 30, 2007. All of the named executive officers, other than Mr. Follo, are eligible for early retirement.

Proposal Number 2—
Selection of Auditors

The Audit Committee has selected the firm of Ernst & Young LLP ("Ernst & Young"), an independent registered public accounting firm, as our auditors for the fiscal year ending December 28, 2008, subject to ratification of such selection by our Class A and Class B stockholders voting together as one class.

We have been informed by Ernst & Young that their firm has no direct financial interest nor any material indirect financial interest in us or any of our affiliated companies. Ernst & Young has not had any connection during the past three years with us or any of our affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

A representative of Ernst & Young will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he or she decides to do so. The representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

Audit Committee's Pre-Approval Policies and Procedures

Our Audit Committee Charter, among other things, requires the Audit Committee to pre-approve the rendering by our independent registered public accounting firm of all auditing services, internal control-related services and permitted non-audit services. The Chair of the Audit Committee may pre-approve the rendering of such services (other than internal control-related services) on behalf of the Committee, provided the matter is then presented to the full Committee at the next scheduled meeting.

Audit and Other Fees

The following table presents the aggregate fees incurred for audit and other services rendered by Ernst & Young during fiscal year 2007 and Deloitte & Touche LLP ("Deloitte") during fiscal year 2006:

Service Type	Fiscal 2007	Fiscal 2006

Audit Fees	$3,215,046	$3,601,000
Audit-Related Fees	—	—
Tax Fees	174,000	223,000
All Other Fees	—	10,000

Total Fees Billed	$3,389,046	$3,834,000

Audit Fees ($3,215,046; $3,601,000). This category includes the aggregate fees billed by Ernst & Young and Deloitte, respectively, for professional services rendered for the audit of the Company's annual financial statements, the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q, comfort letters to underwriters and services normally provided by the independent auditor in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for the audits of (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. Audit fees decreased in 2007 compared to 2006 due to a lower volume of work and lower fees.

Audit-Related Fees. No audit-related fees were paid in either 2007 or 2006.

Tax Fees ($174,000; $223,000). This category includes the aggregate fees billed by Ernst & Young and Deloitte, respectively, for tax services. Fees for assistance in the preparation of tax returns, claims for refunds and tax payment planning, including support during income tax audits or inquiries, were $57,000 in 2007 and $200,000 in 2006. The remaining $117,000 in 2007 and $23,000 in 2006 was for tax advice, planning and consulting.

All Other Fees ($—; $10,000). This category includes aggregate fees billed by Deloitte in 2006 for audit committee education.

Recommendation and Vote Required

The Audit Committee of the Board of Directors recommends a vote FOR the following resolution, which will be presented to the meeting:

RESOLVED, that the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, an independent registered public accounting firm, as auditors of The New York Times Company for the fiscal year ending December 28, 2008, is hereby ratified, confirmed and approved.

The affirmative vote of the holders of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, voting together as one class, is required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Change in Accounting Firm in 2006

As disclosed in the Proxy Statement respecting our 2007 Annual Meeting of the Stockholders and as required by applicable SEC rules, we include the following information regarding the change in our accounting firm in 2006.

As part of our continuing efforts to enhance our corporate governance practices, the Audit Committee periodically undertakes a thorough process to review the selection of the Company's independent registered public accounting firm to assess the suitability of its incumbent independent auditors, taking into account all relevant facts and circumstances, including the possible consideration of the qualifications of other accounting firms. Based on the results of that process, on December 14, 2006, the Audit Committee notified Deloitte that it had determined to dismiss them as the Company's independent registered public accounting firm, effective as of the date of the completion of the audit services for the fiscal year ending December 31, 2006. The dismissal of Deloitte became effective on March 13, 2007.

The Audit Committee selected Ernst & Young as our auditors for the fiscal year ended December 30, 2007, and this selection was ratified by our Class A and Class B stockholders, voting as one class, at our 2007 Annual Meeting.

During the Company's two fiscal years ended December 31, 2006, and through March 1, 2007, the date of Deloitte's audit report in respect of the 2006 financial statements, there were no disagreements between the Company and Deloitte on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to Deloitte's satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company's consolidated financial statements for the relevant year; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Deloitte's audit reports on the Company's consolidated financial statements and on the effectiveness of the Company's internal control over financial reporting and management's assessment thereof for the two fiscal years ended December 31, 2006, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that (i) the audit report of Deloitte on the effectiveness of internal control over financial reporting as of December 31, 2006 contains an adverse opinion because of the effect of a material weakness related to a deficiency in the controls over the accounting for pension and post-retirement liabilities and (ii) Deloitte's audit report on the Company's consolidated financial statements includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," as revised, effective December 27, 2004, FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143," effective December 25, 2005, and Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans," relating to the recognition and related disclosure provisions, effective December 31, 2006, and an explanatory paragraph relating to the Company's restatement of its 2005 and 2004 consolidated financial statements.

During the Company's two fiscal years ended December 31, 2006, neither the Company, nor anyone on its behalf, consulted with Ernst & Young with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided by Ernst & Young to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a "reportable event" as described in Item 304(a)(1)(v) of Regulation S-K.

Other Matters

Submission of Stockholder Proposals for 2009

Stockholders who intend to present proposals at the 2009 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than November     , 2008. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company's 2009 proxy materials.

Advance Notice

On August 6, 2007, the Board of Directors approved an amendment to the Company's By-laws that, as permitted by Section 602(d) of the New York Business Corporation Law, added provisions specifying the procedures for stockholder nominations of directors and the making of other proposals at the Company's annual meeting. The amendments became effective upon the Board's approval and will first apply to our 2008 Annual Meeting.

As amended, the By-laws provide that the nomination of persons for election to the Board and the proposal of business to be considered by stockholders may be made at the annual meeting as set out in the Company's notice of such meeting, by or at the direction of the Board or by any stockholder who is entitled to vote at the meeting on such nomination or other proposal, and who, in the case of a holder of Class A common stock, complies with certain notice procedures. Any holder of Class A common stock proposing to nominate an individual for election to the Board by the Class A holders or proposing business to be considered by the Class A holders at an annual meeting must give written notice to the Secretary of the Company generally not less than 90 days nor more than 120 days before the first anniversary of the preceding year's annual meeting. As a result, stockholders who intend to present proposals at the 2009 Annual Meeting under these provisions, must give written notice to the Secretary of the Company generally no earlier than December 23, 2008 and no later than January 22, 2009.

Certain Matters Relating to Proxy Materials and Annual Reports

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as "householding" and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Mellon Investor Services, P.O. Box 3315, South Hackensack, NJ 07606-1915, telephone (800) 240-0345. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

By order of the Board of Directors

RHONDA L. BRAUER
Secretary & Corporate Governance Officer
New York, NY
March    , 2008

Appendix I

THE NEW YORK TIMES COMPANY
CORPORATE GOVERNANCE PRINCIPLES
(Revised as of February 21, 2008)

Principles

The New York Times Company's Board of Directors, acting on the recommendation of the Nominating & Governance Committee, has adopted the following Corporate Governance Principles:

1.    The Core Purpose and Core Values of the Company

The Company's core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

The core values that enable the Company to achieve its core purpose are:

1.
Content of the highest quality and integrity. This is the basis for the Company's reputation and the means by which it fulfills the public trust and its customers' expectations.

2.
Fair treatment of employees based on respect, accountability and standards of excellence.

3.
Creating long-term stockholder value through investment and constancy of purpose.

4.
Good corporate citizenship.

In support of the Company's core purpose and core values, the Board is committed to the editorial independence at all Company properties.

2.    Director Responsibilities

1.
The business of the Company shall be managed under the direction of the Board of Directors. The basic responsibility of the Board of Directors is to exercise its business judgment to act in what the Board members reasonably believe to be in the best interest of the Company and its stockholders. Although approximately 30% of the Directors are elected by the holders of the Company's Class A Common Stock and the remaining Directors by the holders of the Company's Class B Common Stock, once elected all Directors have the same duties and responsibilities.

2.
In determining which current Directors or new nominees will be nominated for election by the holders of the Company's Class A Common Stock, it is the Board's policy that there should be an annual rotation of the nominees such that (a) each of the independent Directors shall be so nominated at least once every three years and (b) each year the slate of such Class A nominees will include at least one member of each of the Company's Audit, Compensation and Nominating & Governance Committees.

3.
Each nominee for election to the Board of Directors must agree to submit his or her resignation to the Board under the following circumstances: (i) the nominee is elected to the Board of Directors in an uncontested election (i.e., one in which the number of nominees equals the number of directors to be elected); (ii) the number of votes withheld by holders of Class A or Class B Common Stock in the election of such nominee exceeds the number of votes cast for his or her election; and (iii) the Board of Directors (with such individual, and any other directors also elected at such Annual Meeting in the circumstances described in (i) and (ii) above not participating), within 60 days of the certification of the shareholder vote at such Annual Meeting, requests such individual to submit his or her resignation. Nothing in the above shall be construed to require that the Board of Directors request any such individual to resign.

  In considering whether to request a director to resign, the Board of Directors is expected to consider all relevant facts and circumstances, including, without limitation, the number of directors elected at the Annual Meeting under the circumstances described in (i) and (ii) above, the qualifications, and past and expected future contributions, of such individual as a member of the Board and Board Committees, and what the Board believes to be the underlying nature of and reasons for any "withhold votes" directed at such individual or nominees for director in general.

  Within 65 days of the certification of the shareholder vote at such Annual Meeting, the Board of Directors will publicly disclose whether the Board has decided not to request the resignation of a director pursuant to this Section, including as appropriate the facts and circumstances that contributed to that decision.

4.
In discharging their obligations to stockholders, Directors are entitled to rely on the honesty and integrity of the Company's senior management and its outside advisors and auditors. The Directors will also be entitled to (a) Company purchased directors' and officers' liability insurance, (b) Company provided indemnification to the fullest extent permitted by law and the Company's certificate of incorporation, by-laws and any indemnification agreements, and (c) legal protection from personal liability to the Company and its stockholders, as provided by state law and the Company's certificate of incorporation.

5.
Directors are expected to attend Board meetings, meetings of Committees on which they serve and the Company's annual meeting of stockholders, to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. Written materials that are important to the Board's understanding of the business to be conducted at a Board or Committee meeting should be distributed to the Directors sufficiently in advance of the meeting to allow the Directors to prepare for discussion of the business at the meeting. Directors are expected to review these materials in advance of the meeting.

6.
The Board has no policy with respect to the separation of the offices of the Chairman and the Chief Executive Officer. The Board believes that it is in the best interest of the Company for the Board to make a determination as to whether or not the offices should be separate, when it appoints a new Chairman or Chief Executive Officer.

7.
The Chairman of the Board will set the agenda for Board meetings with the understanding that certain items necessary for appropriate Board oversight will be brought to the Board periodically for review and/or decision. Any Director may request that an item be included on any meeting agenda.

8.
To supplement the written materials distributed in advance of Board and Committee meetings, meetings will include presentations by management and, when appropriate, outside advisors or consultants, as well as ample time for a full and open discussion of the agenda items.

9.
The non-management Directors will meet in regular executive sessions. A non-management Director will be designated to preside at such sessions by the non-management Directors. In addition, at least once each year, the independent directors will hold an executive session.

10.
Directors are expected to adhere to the conflict of interest policies and the code of conduct maintained by the Board.

3.    Director Qualifications

1.
The Board will have a majority of Directors who meet the criteria for independence required by the New York Stock Exchange. The Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Directors, as well as the composition of the Board as a whole. This assessment will include consideration of Directors' independence, diversity, character, judgment and business experience, as well as their appreciation of the Company's core purpose, core values and journalistic mission. The Nominating & Governance Committee will consider and make recommendations to the Board concerning candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason. Final approval of a candidate is determined by the full Board.

2.
It is the sense of the Board that a size of 12 to 16 is appropriate for purposes of functioning efficiently as a body. However, the Board would provide for a smaller or larger size if circumstances so warranted.

3.
It is the sense of the Board that when a Director retires from or changes his or her principal position, the Director should volunteer to resign from the Board as of the date of retirement or change in position. It is not the sense of the Board that in every instance the Director in this circumstance should necessarily be required to leave the Board. There should, however, be an opportunity for the Nominating & Governance Committee, in consultation with the Chairman, to review the continued appropriateness of Board membership under the circumstances and to recommend to the full Board the action, if any, to be taken on the proffered resignation.

4.
Non-management Directors are encouraged to limit the number of other public company boards on which they serve, taking into account the potential time commitment of serving on these boards. Non-management

  Directors should also advise the Chairman of the Board in advance of accepting an invitation to serve on another public company board.

5.
The Company's charter provides that all members of the Board are elected annually, and that voting is not cumulative. No Director will stand for re-election to the Board after his or her 70th birthday, unless the full Board determines otherwise.

6.
The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. The Board believes that its annual performance evaluation provides each Director with a convenient opportunity to confirm his or her desire to continue as a Director.

4.    Director Access to Officers and Employees

1.
Directors have full and free access to officers and employees of the Company. The Directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the Chairman and the Chief Executive Officer on any written communications between a Director and an officer or employee of the Company.

5.    Director Compensation, Independence and Stock Ownership

1.
The Nominating & Governance Committee will annually review the compensation of Directors and may, from time to time, make recommendations to the Board for changes. The Nominating & Governance Committee will consider that Directors' independence may be jeopardized if Director compensation (both direct and indirect) and perquisites exceed customary levels.

2.
All Directors are expected to own stock in the Company equal in value to at least three times the annual Board cash retainer as set from time to time by the Board. Each Director is expected to accumulate this stock over a reasonable period of time. Stock units held by a Director under any deferral plan are included in calculating the value of ownership to determine whether this minimum ownership has been accumulated.

6.    Director Orientation and Ongoing Director Education

1.
The Company has a comprehensive orientation program for all new non-management Directors. It includes one-on-one meetings with senior management and top New York Times editors, a plant visit and extensive written materials on each of the Company's different business units. The senior management meetings will cover a corporate overview, the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, and its business conduct policies. All other Directors will also be invited to attend each orientation program.

2.
From time to time, the Company will provide Directors with additional educational materials and presentations from Company and/or third party experts on subjects that would enable them to perform better their duties and to recognize and deal appropriately with issues that arise. In addition, the Company will pay all reasonable expenses for any Director who wishes to attend a director continuing education program.

7.    Chairman, CEO and Vice Chairman Evaluation and Management Succession

1.
In consultation with all non-management Directors, the Compensation Committee will conduct an annual review of the Chairman's, the Chief Executive Officer's and the Vice Chairman's performance, as further set forth in its charter.

2.
Recognizing the critical importance of executive leadership to the success of the Company, the Board will work with senior management to ensure that effective plans are in place for both short-term and long-term management succession. As part of this process, senior management will make periodic reports to the Board on succession planning. The Board will evaluate potential successors to the Chairman, the Chief Executive Officer and the Vice Chairman.

8.    Annual Performance Evaluation

1.
The Board will conduct an annual self-evaluation to facilitate an examination and discussion of how it and its Committees function as groups and with senior management of the Company, what the Board contributes to the Company, and specific areas in which the Board or management believes that the Board could improve.

  The Nominating & Governance Committee will propose the format for each annual evaluation.

9.    Board Committees

1.
Currently the Board's Committees are the Audit Committee, the Compensation Committee, the Finance Committee, the Foundation Committee and the Nominating & Governance Committee. The Board may, from time to time, eliminate committees or establish or maintain additional committees, all as it deems necessary or appropriate.

2.
All of the members of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee will be independent directors under the criteria established by the New York Stock Exchange.

3.
Director's fees (which include all fees, stock options and other consideration given to directors in their capacity as directors) are the only compensation the members of the Audit Committee may receive from the Company.

4.
No member of the Audit Committee may serve on the audit committee of more than two other public companies, unless the full Board determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Company's Audit Committee and such determination is disclosed in the Company's annual proxy statement.

5.
Committee members and Chairs will be appointed annually by the Board upon recommendation of the Nominating & Governance Committee with consideration of the desires of individual Directors.

6.
Each Committee will have its own charter. The Board will adopt, and may amend from time to time, such charters. The charters will set forth the purposes and responsibilities of the Committees, as well as qualifications for Committee membership, procedures for Committee member appointment and removal, Committee structure and operations and Committee reporting to the Board. The charters will also provide that each Committee will annually evaluate its performance.

7.
The Chair of each Committee, in consultation with the other Committee members, will determine the frequency and length of the Committee meetings consistent with any requirements set forth in the Committee's charter. The Chair of each Committee, in consultation with the appropriate members of the Committee, will develop the agenda for each Committee meeting.

8.
The Nominating & Governance Committee shall consult with the Chairman with respect to recommendations made to the Board hereunder or otherwise.

9.
Each Committee shall hold such separate executive sessions from time to time, as required or as requested by any member.

10.
The Board and each Committee have the authority to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance, but each Committee shall notify the Chairman of any such action.

10.    Periodic Review

1.
These principles will be reviewed and may be amended by the Board from time to time.

Appendix II

INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED
PARTICIPANTS IN THE COMPANY'S SOLICITATION OF PROXIES

The following table sets for the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of the directors, director nominees, officers and employees of the Company who, under SEC rules, may be deemed "participants" in our solicitation of proxies from stockholders in connection with the Annual Meeting.

Directors and Nominees

The principal occupations of our directors and director nominees who may be deemed "participants" in our solicitation are set forth under "Proposal Number 1: Election of Directors" section of this Proxy Statement. The name and business addresses of the organization of employment of our directors and director nominees are as follows:

Name	Business Address
Brenda C. Barnes	*
Raul E. Cesan	*
Daniel H. Cohen	*
Robert E. Denham	*
Lynn G. Dolnick	*
Michael Golden	*
William E. Kennard	*
James M. Kilts	*
Dawn G. Lepore	*
David E. Liddle	*
Ellen R. Marram	*
Thomas Middelhoff	*
Janet L. Robinson	*
Arthur Sulzberger, Jr.	*
Doreen A. Toben	*

*
c/o The New York Times Company
620 Eighth Avenue
New York, NY 10018

Officers and Employees

The principal occupations of our executive officers and employees who may be deemed "participants" in our solicitation of proxies are set forth below. The principal occupation refers to such person's position with the Company, and the business address is The New York Times Company, 620 Eighth Avenue, New York, NY 10018.

Name	Principal Occupation
Rhonda L. Brauer	Secretary & Corporate Governance Officer
James M. Follo	Senior Vice President and Chief Financial Officer
Scott Heekin-Canedy	President and General Manager, The New York Times Media Group
Catherine J. Mathis	Senior Vice President, Corporate Communications
David K. Norton	Senior Vice President, Human Resources
Martin A. Nisenholtz	Senior Vice President, Digital Operations
Kenneth A. Richieri	Senior Vice President and General Counsel

Information Regarding Ownership of the Company's Securities by Participants

None of the persons listed above under "Directors and Nominees" and "Officers and Employees" owns any Class A or Class B Common Stock of record but not beneficially. The number of shares of our Class A and Class B Common Stock held by directors, director nominees and the executive officers as of February 22, 2008, is set forth in the Proxy Statement under the caption "Security Ownership of Management and Directors." The number of shares of our Class A Common Stock held by the other officers and employees listed above under "Officers and Employees" as of                        , is set forth below. None of the individuals listed below own any Class B Common Stock.

Name	Number of Shares Beneficially Owned*	Options Exercisable Within 60 Days	Percentage of Shares Beneficially Owned
Rhonda L. Brauer	85,951	78,300	**
Scott Heekin-Canedy	216,103	187,340	**
Catherine J. Mathis	93,756	88,687	**
Martin A. Nisenholtz	263,790	238,107	**
David K. Norton	32,942	23,667	**
Kenneth A. Richieri	119,689	106,584	**

*
Includes shares that may be acquired within 60 days through the exercise of stock options. The number of these exercisable shares is listed in the adjacent column.

**
Less than 1%

Information Regarding Ownership of the Company's Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of our Class A Common Stock by the participants since February 22, 2006. There have been no transactions in the Class B Common Stock. Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares of Class A Common Stock, Acquired (Disposed of)	Transaction Description
Directors and Nominees
Brenda Barnes	4/18/2006	1,375	Grant of phantom stock units
	4/24/2007	1,534	Grant of phantom stock units
Raul E. Cesan	4/18/2006	4,843	Grant of phantom stock units
	4/24/2007	5,807	Grant of phantom stock units
Daniel H. Cohen	4/24/2007	1,467	Grant of phantom stock units
Robert E. Denham	2/1/2008	15,000	Open market purchase
Lynn G. Dolnick	2/24/2006	(1,680)	Gift
	4/18/2006	1,375	Grant of phantom stock units
	4/24/2007	1,534	Grant of phantom stock units
Michael Golden	8/15/2006	11,048	Stock option exercise
	8/15/2006	(11,048)	Sale of non-derivative securities
	8/15/2006	11,048	Stock option exercise
	8/15/2006	(11,048)	Sale of non-derivative securities
	8/15/2006	11,048	Stock option exercise
	8/15/2006	11,048	Stock option exercise
	6/11/2007	920	Gift
	12/17/2007	(1,049)	Surrender of shares for tax withholding
William E. Kennard	4/18/2006	4,297	Grant of phantom stock units
	4/24/2007	5,267	Grant of phantom stock units
James Kilts	4/18/2006	1,353	Grant of phantom stock units
	4/24/2007	1,507	Grant of phantom stock units

Dawn G. Lepore
David E. Liddle	4/18/2006	1,375	Grant of phantom stock units
	4/24/2007	1,534	Grant of phantom stock units
Ellen R. Marram	4/18/2006	3,557	Grant of phantom stock units
	4/24/2007	1,856	Grant of phantom stock units
Thomas Middelhoff	4/18/2006	1,375	Grant of phantom stock units
	4/24/2007	1,534	Grant of phantom stock units
Janet Robinson	12/14/2006	25,000	Restricted stock unit grant
	12/29/2006	1,033	Shares purchased through employee stock purchase plan
	12/17/2007	(2,510)	Surrender of shares for tax withholding
	12/19/2007	(19,120)	Surrender of shares for tax withholding
Arthur Sulzberger, Jr.	12/17/2007	(2,629)	Surrender of shares for tax withholding
	12/19/2007	(38,240)	Surrender of shares for tax withholding
Doreen A. Toben	4/18/2006	4,001	Grant of phantom stock units
	4/24/2007	4,666	Grant of phantom stock units
Officers and Employees
Rhonda L. Brauer	12/14/06	1,900	Restricted stock unit grant
	12/14/07	(276)	Surrender of shares for tax withholding
James M. Follo	2/2/2007	5,500	Open market purchase
	2/2/2007	7,600	Open market purchase
	2/2/2007	1,500	Open market purchase
	2/2/2007	900	Open market purchase
	2/21/2008	[•]	Restricted stock unit grant
Scott Heekin-Canedy	8/11/2006	(10)	Gift
	12/14/2006	6,500	Restricted stock unit grant
	12/17/07	(826)	Surrender of shares for tax withholding
Catherine J. Mathis	12/14/06	1,900	Restricted stock unit grant
	12/14/07	(331)	Surrender of shares for tax withholding
Martin A. Nisenholtz	12/14/2006	6,200	Restricted stock unit grant
	12/17/2007	(826)	Surrender of shares for tax withholding
	2/21/2008	[•]	Restricted stock unit grant
David K. Norton	12/14/2006	6,500	Restricted stock unit grant
Kenneth A. Richieri	10/4/2006	10,106	Stock option exercise
	10/4/2006	(7,500)	Sale of non-derivative securities
	10/4/2006	(1,500)	Sale of non-derivative securities
	10/4/2006	(500)	Sale of non-derivative securities
	10/4/2006	(606)	Sale of non-derivative securities
	12/14/2006	6,000	Restricted stock unit grant
	12/17/2007	(425)	Surrender of shares for tax withholding

Miscellaneous Information Regarding Participants

Except as described in this Appendix II or otherwise in the Proxy Statement, to the best of our knowledge, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix II or otherwise in the Proxy Statement, to the best knowledge of the participants, none of their associates beneficially owns, directly or indirectly, any securities of the Company. Other than as disclosed in this Appendix II or otherwise in the Proxy Statement, to the knowledge of the Company, neither the Company nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Annual Meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option agreements, put or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix II or otherwise in the Proxy Statement, to the knowledge of the Company, none of the Company, the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company's last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than in this Appendix II or otherwise in the Proxy Statement, to the best of our knowledge, none of the Company, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

620 Eighth Avenue New York, NY 10018
tel 212-556-1234

The New York Times Company

ANNUAL MEETING OF STOCKHOLDERS

APRIL 22, 2008
10:00 a.m.
TheTimesCenter
242 WEST 41ST STREET
NEW YORK, NEW YORK 10018

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

The New York Times Company Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting on April 22, 2008	Class A

P R O X Y

The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr., Kenneth A. Richieri and Rhonda L. Brauer, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 10:00 a.m., local time, at TheTimesCenter, 242 West 41st Street, New York, New York 10018, on Tuesday, April 22, 2008, or at any adjournments or postponements thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

You are encouraged to specify your choices by marking the appropriate boxes—SEE REVERSE SIDE—but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card.

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of Class A Directors and For Proposal 2

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)

THE NEW YORK TIMES COMPANY OFFERS STOCKHOLDERS OF RECORD
THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE (800)-732-6167. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the pre-recorded instructions. Available until 5 p.m. Eastern Time on Monday, April 21, 2008.

Visit the Internet website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available until 5 p.m. Eastern Time on Monday, April21, 2008.

Simply complete, sign and date your Proxy Card and return it in the postage-paid envelope. If you are delivering your proxy by telephone or the Internet, please do not mail your Proxy Card.

If you have any questions, or need assistance voting please contact Georgeson Inc.
Stockholders Call Toll Free: (877)-868-4997.

COMPANY NUMBER	CONTROL NUMBER

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR the election of Class A directors and FOR proposal 2.

1.	Election of Class A Directors	FOR ALL	WITHHELD FOR ALL	FOR ALL EXCEPT (See instructions below)	2.	Ratification of Ernst &	FOR	AGAINST	ABSTAIN
		☐	☐	☐		Young LLP as Auditors	☐	☐	☐
Nominees:
01.
	02.					Please Mark Here for Address Change			☐
	03.					or Comments SEE REVERSE SIDE
04.
This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting on April 22, 2008.

	To withhold authority for any individual nominee(s) write the name of that nominee(s) in the space provided below.					Dated:			, 2008

Signature

Signature (if held jointly)

Title or Authority

Your signature on the proxy is your acknowledgement of receipt of the Notice of Meeting and Proxy Statement, both dated March 00, 2008. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournment thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such.

The New York Times Company

ANNUAL MEETING OF STOCKHOLDERS

APRIL 22, 2008
10:00 a.m.
TheTimesCenter
242 WEST 41ST STREET
NEW YORK, NEW YORK 10018

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

The New York Times Company Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting on April 22, 2008	Class B

P R O X Y

The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr., Kenneth A. Richieri and Rhonda L. Brauer, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 10:00 a.m., local time, at TheTimesCenter, 242 West 41st Street, New York, New York 10018, on Tuesday, April 22, 2008, or at any adjournments or postponements thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

You are encouraged to specify your choices by marking the appropriate boxes—SEE REVERSE SIDE—but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card.

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of Class B Directors and For Proposal 2.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)

THE NEW YORK TIMES COMPANY OFFERS STOCKHOLDERS OF RECORD
THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE (800)-433-2279. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the pre-recorded instructions. Available until 5 p.m. Eastern Time on Monday, April 21, 2008.

Visit the Internet website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available until 5 p.m. Eastern Time on Monday, April 21, 2008.

Simply complete, sign and date your Proxy Card and return it in the postage-paid envelope. Ifyou are delivering your proxy by telephone or the Internet, please do not mail your Proxy Card.

If you have any questions, or need assistance voting please contact Georgeson Inc.
Stockholders Call Toll Free: (877)-868-4997.

COMPANY NUMBER	CONTROL NUMBER

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR the election of Class B directors and FOR proposal 2.

1.	Election of Class B Directors		FOR ALL	WITHHELD FOR ALL	FOR ALL EXCEPT (See instructions below)	2.	Ratification of Ernst &	FOR	AGAINST	ABSTAIN
			☐	☐	☐		Young LLP as Auditors	☐	☐	☐
	Nominees:
	01.	06.
	02.	07.					Please Mark Here for Address Change			☐
	03.	08.					or Comments SEE REVERSE SIDE
	04.	09.
	05.						This proxy is solicited on behalf of the Board of Directors for the
							Annual Meeting on April 22, 2008.

	To withhold authority for any individual nominee(s) write the name of that nominee(s) in the space provided below.						Dated:			, 2008

							Signature

							Signature (if held jointly)

							Title or Authority

Your signature on the proxy is your acknowledgement of receipt of the Notice of Meeting and Proxy Statement, bothdated March 00, 2008. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournment thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor,administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such.

QuickLinks

  Appendix I
THE NEW YORK TIMES COMPANY CORPORATE GOVERNANCE PRINCIPLES (Revised as of February 21, 2008)
  Appendix II
INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE COMPANY'S SOLICITATION OF PROXIES